                                 EXHIBIT 10.13


           NOTE PURCHASE AND EXCHANGE AGREEMENT, AS AMENDED THROUGH
             NOVEMBER 2, 1998, BETWEEN MILLIPORE CORPORATION AND
                      METROPOLITAN LIFE INSURANCE COMPANY

                             MILLIPORE CORPORATION

                      METROPOLITAN LIFE INSURANCE COMPANY

                                   AMENDMENT
                                      To
                     NOTE PURCHASE AND EXCHANGE AGREEMENT

     THIS AMENDMENT, dated November 2, 1998 to the Millipore Corporation Note Purchase and Exchange Agreement, dated March 3, 1994, as heretofore amended (including the Amendment Agreement, dated March 21, 1997) (collectively the "Purchase Agreement"), between Metropolitan Life Insurance Company (the "Noteholder") and Millipore Corporation (the "Company").

     WHEREAS, Noteholder and the Company have entered into the Purchase Agreement providing for the issue and sale (and subsequent exchange) of $100,000,000 of the Company's 6.78% Senior Notes, due March 3, 2004 (the "Notes") to the Noteholder;

     WHEREAS, Pursuant to (S)10.2 of the Purchase Agreement, the Company and Noteholder wish to modify the Purchase Agreement;

     NOW THEREFORE in consideration of the premises and the covenants and agreements contained herein the parties agree, subject to paragraph 5 hereof, that:

     1. The effective date of this Amendment Agreement shall be September 30, 1998 (the "Effective Date"). Except as otherwise specifically provided herein, all capitalized terms used herein shall have the respective meanings given to them in the Purchase Agreement.

     2.  The Noteholder hereby permanently waives the Debt Test Default under
(S)6.9 of the Purchase Agreement that occurred as of the end of the Company's fiscal quarter ended September 30, 1998.

     3. As of the Effective Date the Purchase Agreement is hereby amended as follows:

A.  The term EBITDA shall have the following meaning:

     "EBITDA.  For any period, without duplication, Consolidated Net Income (or
      ------
  Deficit) plus (a) Consolidated Total Interest Expense, (b) income taxes, (c)
           ----
  depreciation expense, (d) amortization expense, (e) restructuring charges and other one time expense items as identified by the Company in the press release announcing the Company's third quarter 1998 financial results, not to exceed $55,000,000 in the aggregate, before tax benefits, taken as a special charge to the extent deducted from Consolidated Net Income (or Deficit) in the quarter ending September 30, 1998, minus one time gains of $35,594,000, on the sale of Perkin-Elmer stock recognized in the fiscal quarter ended March 31, 1998, to the extent that such gains were added to Consolidated Net Income; provided that, for purposes of calculating the financial covenants pursuant to
  (S)6.9(a), the portion of EBITDA derived from Subsidiaries acquired since the date of the most recent financial statements delivered to the Noteholder pursuant to (S)6.6 hereof shall be included in the calculation of EBITDA if
  (i) the financial statements of such acquired Subsidiaries have been audited for the period sought to be included by an independent accounting firm satisfactory to you or (ii) you consent to such inclusion."

B. (S)6.9(a) is amended in its entirety to read as follows:

     "(1)  Funded Debt to EBITDA Ratio.  As of the end of any fiscal quarter of
           ---------------------------
the Company, the ratio of (a) Funded Debt as at the end of such quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed the stated ratio for the periods set forth below:

---------------------------------------------------------------------------
FOR THE QUARTERS ENDING:                            RATIO
---------------------------------------------------------------------------
          9/30/98                                 4.50:1.00
---------------------------------------------------------------------------
         12/31/98                                 5.25:1.00
---------------------------------------------------------------------------
          3/31/99                                 5.15:1.00
---------------------------------------------------------------------------
          6/30/99                                 5.00:1.00
---------------------------------------------------------------------------
          9/30/99                                 4.25:1.00
---------------------------------------------------------------------------
         12/31/99                                 3.50:1.00
---------------------------------------------------------------------------
          3/31/00                                 3.00:1.00
---------------------------------------------------------------------------
          6/30/00                                 2.75:1.00
---------------------------------------------------------------------------
        Thereafter                                2.50:1.00
---------------------------------------------------------------------------

     "(2)  Interest Coverage Ratio.  As of the end of any fiscal quarter, the
           -----------------------
ratio of (a) EBITDA minus Capital Expenditures for the period of four (4)
             -----
consecutive fiscal quarters ending on such date to (b) Consolidated Total Interest Expense for the period of four (4) consecutive fiscal quarters ending on such date shall not be less than the stated ratio for the periods set forth below:


---------------------------------------------------------------------------
FOR THE QUARTERS ENDING:                            RATIO
---------------------------------------------------------------------------
          9/30/98                                 1.25:1.00
---------------------------------------------------------------------------
         12/31/98                                 0.70:1.00
---------------------------------------------------------------------------
          3/31/99                                 1.00:1.00
---------------------------------------------------------------------------
          6/30/99                                 1.25:1.00
---------------------------------------------------------------------------
          9/30/99                                 2.25:1.00
---------------------------------------------------------------------------
         12/31/99                                 3.25:1.00
---------------------------------------------------------------------------
          3/31/00                                 3.75:1.00
---------------------------------------------------------------------------
        Thereafter                                4.00:1.00
---------------------------------------------------------------------------

     "(3)  Minimum EBITDA.  As of the end of any fiscal quarter in which the
           --------------
Funded Debt to EBITDA ratio exceeds 2.50:1.00, EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall be not less than the amount set forth below:

---------------------------------------------------------------------------
FOR THE FOUR FISCAL QUARTERS ENDING:                 EBITDA
---------------------------------------------------------------------------
          9/30/98                                 $ 100,000,000
---------------------------------------------------------------------------
         12/31/98                                 $  90,000,000
---------------------------------------------------------------------------
          3/31/99                                 $  93,000,000
---------------------------------------------------------------------------
          6/30/99                                 $  95,000,000
---------------------------------------------------------------------------
          9/30/99                                 $ 112,500,000
---------------------------------------------------------------------------
         12/31/99                                 $ 130,000,000
---------------------------------------------------------------------------
          3/31/00                                 $ 150,000,000
---------------------------------------------------------------------------
        Thereafter                                $ 165,000,000"
---------------------------------------------------------------------------

     4. Attached hereto as Annex A is a true and correct copy of the Company's press release referred to in the definition of EBITDA in paragraph 3A above.

     5. Unless the Noteholder shall have received payment of one of the following amounts on or before November 30, 1998:

(i) an amendment fee of $1,500,000 to the Noteholder by wire transfer of immediately available funds; or

(ii) prepayment by wire transfer of immediately available funds equal to $50,000,000 of the aggregate principal amount of the Notes together with interest thereon at the rate of 6.88% from the most recent interest payment date to which interest has been paid to the date of payment hereunder, but without premium;

then, in such event, effective as of November 2, 1998, the Company shall pay interest to the Noteholder at the rate of 7.23% in lieu of the face rate of 6.78% for the Notes. This increased interest rate shall be payable only to the Noteholder for so long as the Noteholder shall be the registered owner of the Notes and shall not be payable to any subsequent purchaser of the Notes. In the event that the interest rate shall be increased as aforesaid, the Company agrees to deliver to the Noteholder such representations, corporate documents and opinions of the Company's General Counsel as the Noteholder may reasonably request.

     6. Except as specifically provided herein, the Purchase Agreement shall remain unchanged and in full force and effect.


     IN WITNESS WHEREOF, this instrument has been executed on the date first above written.


METROPOLITAN LIFE INSURANCE COMPANY          MILLIPORE CORPORATION


By:   ________________________               By:   _________________________

Date: ________________________               Date: _________________________

                                    ANNEX A
   TO AMENDMENT DATED NOVEMBER 2, 1998 TO NOTE PURCHASE & EXCHANGE AGREEMENT
   -------------------------------------------------------------------------


INVESTOR CONTACT                             MEDIA CONTACT
----------------                             -------------
Geoffrey Helliwell                           Thomas Anderson
Director, Treasury Operations                Director, Corporate Communications
(781) 533-2032                               (781) 533-2225
(800) 225-3384                               (800) 225-3384
Geoffrey_Helliwell@millipore.com             Thomas_Anderson@millipore.com


                   MILLIPORE ANNOUNCES THIRD QUARTER RESULTS

Bedford, Massachusetts, October 14, 1998 - Millipore Corporation (NYSE/MIL) announced today that its third quarter revenues were $159 million, down 14 percent from the same period last year. In local currency, revenues were down 10 percent. For the first nine months of 1998, revenues were down 6 percent, 2 percent in local currency.

Millipore reported a loss of $0.96 per share for the third quarter compared to a profit of $0.48 per share for the same period last year. The loss for the third quarter includes a restructuring charge of $33.6 million, charges for unusual items of $15.2 million and charges related to discontinued operations of $7.5 million. These charges are detailed in the attached schedule. Excluding the restructuring charges and unusual items from both periods Millipore would have reported a loss of $0.06 per share in the third quarter from continuing operations versus a gain of $0.39 per share for the same period last year.

The restructuring actions were initiated in July of this year. These actions, combined with the savings from Millipore's microelectronics plant consolidation, are expected to yield annual savings of $38 million. There were 620 full-time and temporary positions out of a base of 4,800 affected by these actions, most of which were in Millipore's microelectronics business.

Commenting on the results for the quarter, C. William Zadel, Millipore's Chairman and CEO said: "We expected this would be a difficult quarter. We forecasted in our pre-announcement that microelectronics revenues would be soft and, in fact, they were down 42 percent in local currency, due to the continued slowdown in the microelectronics industry, compounded by the Asian financial crisis. Analytical sales were negatively influenced by the recession in Japan, which reduced the sales growth rate to 3% in local currency.

"On a more positive note, we achieved double-digit growth in our biopharmaceutical business," continued Zadel. "This result reflects the strength of the biotechnology and pharmaceutical industry, and the products and expertise we bring to them."

"Our restructuring and streamlining efforts are beginning to yield positive results," added Zadel. "We are responding to market conditions, and are making sensible adjustments that will improve our profitability for both the short and long term. At the same time we continue to invest in key R&D and product programs essential for our future growth. "

Earnings for the year to date from continuing operations, excluding non-recurring charges and unusual items, were $0.42 per share compared with $1.22 per share last year.

Millipore's revenue growth by market and by geographic region was as follows:

----------------------------------------------------------------------------
                             Q-3      Q-3      %         % Growth
                             1997     1998   Growth   Local Currency
                            -----    -----   ------   --------------
MICROELECTRONICS MFG.       $  66    $  35    (47)%       (42)%

BIOPHARMACEUTICAL MFG.         49       55     12 %        15 %

ANALYTICAL LABORATORY          70       69     (1)%         3 %
                            -----    -----    ----        ----
              TOTAL         $ 185    $ 159    (14)%       (10)%


                             Q-3      Q-3      %         % Growth
                             1997     1998   Growth   Local Currency
                            -----    -----   ------   --------------

AMERICAS                    $  79    $  68    (14)%       (13)%
EUROPE                         50       54      8 %         7 %
ASIA / PACIFIC                 56       37    (34)%       (21)%
                            -----    -----    ----        ----
              TOTAL         $ 185    $ 159    (14)%       (10)%
----------------------------------------------------------------------------

Millipore is a multinational, high technology company that applies its purification technology to critical research and manufacturing problems in the microelectronics, biopharmaceutical and analytical laboratory markets.

THE MATTERS DISCUSSED HEREIN, AS WELL AS IN FUTURE ORAL AND WRITTEN STATEMENTS BY MANAGEMENT OF THE COMPANY, THAT ARE FORWARD-LOOKING STATEMENTS, ARE BASED ON CURRENT MANAGEMENT EXPECTATIONS THAT INVOLVE SUBSTANTIAL RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES THAT COULD AFFECT THE COMPANY'S FUTURE OPERATING RESULTS INCLUDE, WITHOUT LIMITATION, FOREIGN EXCHANGE RATES; INCREASED REGULATORY CONCERNS ON THE PART OF THE BIOPHARMACEUTICAL INDUSTRY; FURTHER CONSOLIDATION OF DRUG MANUFACTURERS; COMPETITIVE FACTORS SUCH AS NEW MEMBRANE TECHNOLOGY, AND/OR A NEW METHOD OF CHIP MANUFACTURE WHICH RELIES LESS HEAVILY ON PURIFIED CHEMICALS AND GASES; AVAILABILITY OF COMPONENT PRODUCTS ON A TIMELY BASIS; INVENTORY RISKS DUE TO SHIFTS IN MARKET DEMAND; CHANGE IN PRODUCT MIX; CONDITIONS IN THE ECONOMY IN GENERAL, INCLUDING UNCERTAINTIES IN SELECTED ASIAN ECONOMIES, AND IN THE MICROELECTRONICS MANUFACTURING MARKET IN PARTICULAR; THE DIFFICULTY IN INTEGRATING ACQUIRED COMPANIES; FAILURE TO REALIZE THE SAVINGS CONTEMPLATED BY CERTAIN RESTRUCTURING ACTIVITIES; POTENTIAL ENVIRONMENTAL LIABILITIES; THE INABILITY TO UTILIZE TECHNOLOGY IN CURRENT OR PLANNED PRODUCTS DUE TO OVERRIDING RIGHTS BY THIRD PARTIES, AND THE RISK FACTORS LISTED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SEC.

To receive the latest information about Millipore via FAX, dial (800) 758-5804 (PIN#101371). To access Millipore's Web site, go to URL http://www.millipore.com.

Results for the third quarter and year to date in 1998 are as follows:

MILLIPORE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share data)
(Unaudited)


                THREE MONTHS ENDED SEPTEMBER 30                    1998                    1997
                                                                   ----                    ----
Net Sales                                                        $159,181                $184,544

Cost of Sales                                                     101,493                  82,372
                                                                 --------                --------

   Gross Profit                                                    57,688                 102,172

Selling, General & Administrative Expenses                         56,588                  58,965

Research & Development Expenses                                    13,301                  14,353

Restructuring Charges                                              33,641                       -
                                                                 --------                --------

   Operating (Loss)/Income                                        (45,842)                 28,854

Gain on Sale of Equity Securities                                       -                   5,304

Interest Income                                                       877                     708

Interest Expense                                                   (7,098)                 (8,026)
                                                                 --------                --------

   (Loss)/Income from Continuing Operations Before
   Income Taxes                                                   (52,063)                 26,840

Income Tax (Benefit)/Expense                                      (15,643)                  5,637
                                                                 --------                --------

   Net (Loss)/Income from Continuing Operations                   (36,420)                 21,203

Loss on Disposal of Discontinued Operations, Net of Income
 Taxes of $1,695                                                    5,847                       -
                                                                 --------                --------

Net (Loss)/Income                                                $(42,267)               $ 21,203
                                                                 ========                ========

Per Share Information:

   Diluted Net (Loss)/Income Per Share:
       Continuing Operations                                     $  (0.83)               $   0.48
       Discontinued Operations                                   $  (0.13)               $      -
   Diluted Earnings Per Share                                    $  (0.96)               $   0.48

Cash Dividends Per Common Share                                  $   0.11                $   0.10

Diluted Weighted Average Common Shares Outstanding                 43,891                  44,428

                             Geoffrey E. Helliwell
                        Director of Treasury Operations
                      (800) 225-3384  or  (781) 533-2032

MILLIPORE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands except per share data)
(Unaudited)

                NINE MONTHS ENDED SEPTEMBER 30                                 1998                          1997
                                                                               ----                          ----
Net Sales                                                                     $520,015                      $555,881

Cost of Sales                                                                  273,429                       249,430
                                                                              --------                      --------

   Gross Profit                                                                246,586                       306,451

Selling, General & Administrative Expenses                                     190,850                       182,015

Research & Development Expenses                                                 40,346                        42,507

Purchased Research & Development Expenses                                            -                       114,091

Restructuring Charges                                                           33,641                             -
                                                                              --------                      --------

   Operating Loss                                                              (18,251)                      (32,162)

Gain On Sale Of Equity Securities                                               35,594                         7,073

Interest Income                                                                  2,252                         2,105

Interest Expense                                                               (21,229)                      (22,209)
                                                                              --------                      --------

   Loss from Continuing Operations Before Income Taxes
                                                                                (1,634)                      (45,193)

Income Tax (Benefit)/Expense                                                    (3,457)                       14,985
                                                                               --------                      --------

   Net Income/(Loss) from Continuing Operations                                  1,823                       (60,178)

Loss on Disposal of Discontinued Operations, Net of Income
 Taxes of $1,695                                                                 5,847                             -
                                                                              --------                      --------

Net Loss                                                                      $ (4,024)                     $(60,178)
                                                                              ========                      ========

Per Share Information:

   Diluted Net Income/(Loss) Per Share:
       Continuing Operations                                                  $   0.04                      $  (1.38)
       Discontinued Operations                                                $  (0.13)                     $      -
   Diluted Earnings Per Share                                                 $  (0.09)                     $  (1.38)

Cash Dividends Per Common Share                                               $   0.32                      $   0.29

Diluted Weighted Average Common Shares Outstanding                              43,814                        43,492

                             Geoffrey E. Helliwell
                        Director of Treasury Operations
                      (800) 225-3384  or  (781) 533-2032

MILLIPORE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)


                                      SEPTEMBER 30, 1998        DEC. 31, 1997
                                         (Unaudited)
Assets

Cash                                      $  1,474                $  2,240
Short-term investments                      42,512                  18,029
Accounts receivable, net                   155,536                 176,585
Inventories                                117,616                 127,192
Other current assets                         9,756                  28,362
                                          --------                --------

   Total current assets                    326,894                 352,408

Property, plant & equipment, net           225,098                 220,094
Intangible assets                           77,333                  77,394
Deferred income taxes                      106,001                  88,760
Other assets                                22,061                  27,588
                                          --------                --------

Total assets                              $757,387                $766,244
                                          ========                ========


                             Geoffrey E. Helliwell
                        Director of Treasury Operations
                      (800) 225-3384  or  (781) 533-2032

MILLIPORE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)


                                                            SEPTEMBER 30, 1998       DEC. 31, 1997
                                                               (Unaudited)
Liabilities & Shareholders' Equity

Notes payable                                                   $ 186,272                $ 165,576
Accounts payable                                                   41,522                   46,088
Accrued expenses                                                   81,629                   74,856
Dividends payable                                                   4,833                    4,369
Accrued retirement plan contributions                               6,119                    7,088
Accrued income taxes                                                5,811                    6,896
                                                                ---------                ---------

   Total current liabilities                                      326,186                  304,873

Long-term debt                                                    282,749                  286,844
Other liabilities                                                  26,355                   25,533

Shareholders' equity:
   Common stock, par value $1.00 per share,
      120,000 shares authorized, 56,988 shares
      issued as of September 30, 1998 and
      December 31, 1997, respectively                              56,988                   56,988
   Additional paid-in capital                                      10,927                   10,927
   Retained earnings                                              470,407                  490,289
   Accumulated other comprehensive loss                           (35,583)                 (21,720)
                                                                ---------                ---------
                                                                  502,739                  536,484
   Less:  Treasury stock at cost 13,048 and
     13,291 shares as of September 30, 1998
     and December 31, 1997, respectively                         (380,642)                (387,490)
                                                                ---------                ---------

Total shareholders' equity                                        122,097                  148,994
                                                                ---------                ---------

Total liabilities & shareholders' equity                        $ 757,387                $ 766,244
                                                                =========                =========

MILLIPORE CORPORATION
SUMMARY OF RESTRUCTURING CHARGES & UNUSUAL ITEMS
(In Thousands)
(Unaudited)

                       THREE MONTHS ENDED SEPTEMBER 30, 1998
Cost of Sales
   Write-off of inventory and manufacturing equipment associated with product line
   rationalization activities and changes in manufacturing processes                               $  9,175


  Provision for excess inventory                                                                      6,000
                                                                                                   --------

     Impact on Gross Margin                                                                         (15,175)

Restructuring Charges
   Write-off of intangible assets and equipment, and severance costs associated with
   discontinuance of non-strategic product lines                                                      9,010

   Severance costs, lease termination expenses and other costs to realign European
   country organization structure to an operating business unit focus                                 7,240

   Severance costs, equipment write-offs and lease termination expenses resulting
   from the consolidation of certain manufacturing operations                                         4,577

   Severance costs related to the streamlining of functional organizations and the
   outsourcing of a number of activities                                                              4,478

   Write-off of prepaid licensing and other fees to reflect the amendment of
   marketing and research alliance agreements                                                         3,432

   Severance costs, lease termination expenses and other charges necessary to reduce
   administration and management cost in Asia                                                         3,188

   Cancellation charges and other costs arising from realignment of supply chain
   management function and vendor consolidation program                                               1,716
                                                                                                   --------

     Total Restructuring Charges                                                                     33,641
                                                                                                   --------

     Impact on Loss from Continuing Operations Before Income Taxes                                  (48,816)

Tax Impact of Restructuring Charges and Unusual Items                                               (14,961)
                                                                                                   --------
     Impact on Net Loss from Continuing Operations                                                  (33,855)

Loss on Disposal of Discontinued Operations
   Final determination of the value of the remaining assets and liabilities associated with the Waters Chromatography Division and the non- membrane
   bioscience business ($7,542 before taxes)                                                          5,847
                                                                                                   --------

Impact on Net Loss                                                                                 $(39,702)
                                                                                                   ========

Impact on Net Loss Per Share                                                                       $  (0.90)

MILLIPORE CORPORATION
SUMMARY OF RESTRUCTURING CHARGES & UNUSUAL ITEMS
(In thousands except per share data)
(Unaudited)


         NINE MONTHS ENDED SEPTEMBER 30                                       1998                 1997
                                                                              ----                 ----
Cost of Sales
  Unusual Items                                                             $ 15,175             $       -

  Purchase Accounting Adjustment                                                   -                 5,000
                                                                            --------             ---------
  Impact on Gross Margin                                                     (15,175)               (5,000)

Selling, General & Administrative Expenses

  Settlement of Legal Matters                                                 11,766                     -

Purchased Research & Development Expenses                                          -               114,091

Restructuring Charges                                                         33,641                     -
                                                                            --------             ---------

      Impact on Operating Loss                                               (60,582)             (119,091)

Gain on Sale of Equity Securities                                             35,594                 7,073
                                                                            --------             ---------

      Impact on Loss from Continuing Operations Before Income Taxes
                                                                             (24,988)             (112,018)

Tax Impact of Restructuring Charges and Unusual Items                         (8,361)                  948
                                                                            --------             ---------

      Impact on Net Loss from Continuing Operations                          (16,627)             (112,966)

Loss on Disposal of Discontinued Operations                                    5,847                     -
                                                                            --------             ---------

Impact on Net Loss                                                          $(22,474)            $(112,966)
                                                                            ========             =========

Impact on Net Loss Per Share                                                $  (0.51)            $   (2.60)

                             MILLIPORE CORPORATION

                              AMENDMENT AGREEMENT


     AMENDMENT AGREEMENT dated March 21, 1997 to the Millipore Corporation Note Purchase and Exchange Agreement dated March 3, 1994 between Metropolitan Life Insurance Company (the "Noteholder") and Millipore Corporation (the "Company").

     WHEREAS, Noteholder and the Company have entered into the Millipore Corporation Note Purchase and Exchange Agreement dated March 3, 1994, providing for the issue and sale (and subsequent exchange) of $100,000,000 of the Company's Senior Notes to the Noteholder (the "Purchase Agreement");

     WHEREAS, Pursuant to (S)10.2 the Company and Noteholder wish to modify the Purchase Agreement;

     NOW THEREFORE in consideration of the premises and the covenants and agreements contained herein the parties agree that the Purchase Agreement is hereby amended as follows:

     1. Except as otherwise specifically provided herein, all capitalized terms used herein shall have the respective meanings given to them in the Purchase Agreement.

     2. For purposes of this Amendment Agreement the following terms shall have the meanings set forth in this (S)2:

     Amicon Acquisition.  The acquisition of the Amicon business from
     ------------------
W. R. Grace & Co. - Conn. pursuant to the Purchase and Sale Agreement dated November 18, 1996.

     Capital Assets.  Fixed assets, both tangible (such as land, buildings,
     --------------
fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); provided that Capital Assets shall not
                                      --------
include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

     Capital Expenditures.  Amounts paid or indebtedness incurred by the Company
     --------------------
or any of its Subsidiaries in connection with the purchase or lease by the Company or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

     Capitalized Leases. Leases under which the Company or any of its Subsidiaries (including Tylan and its Subsidiaries) is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

     Consolidated or consolidated.  With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with GAAP.

     EBITDA.  For any period, Consolidated Net Income (or deficit) plus (a)
     ------                                                        ----
Consolidated Total Interest Expense, (b) income taxes, (c) depreciation expense,
(d)
amortization expense, (e) non-cash expenses, not to exceed $70,000,000, in connection with the Amicon Acquisition taken as a special charge in the quarter ending December 31, 1996, (f) non-cash expenses, not to exceed $120,000,000, in connection with the Tylan Tender Offer or Tylan Merger which will be taken as a special charge in the quarter ending March 31, 1997, and (g) other non-recurring charges in connection with the Amicon Acquisition and the Tylan Merger, not to exceed $25,000,000 in the aggregate, which will be taken as a special charge in the quarter ending March 31, 1997, to the extent that each was deducted in determining Consolidated Net Income (or Deficit).

     Consolidated Net Income (or Deficit).  The consolidated net income (or
     ------------------------------------
deficit) of the Company and its Subsidiaries on a consolidated basis, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

     Consolidated Total Interest Expense.  For any period, the aggregate amount
     -----------------------------------
of interest expense required by GAAP to be paid or accrued during such period on all Indebtedness of the Company and its Subsidiaries outstanding during all or any part of such period, including capitalized interest expense for such period.

     Funded Debt.  Consolidated Indebtedness of the Company and its Subsidiaries
     -----------
for borrowed money and purchase money Indebtedness, and guarantees of such debt, recorded on the Consolidated balance sheet, including the amount of any Indebtedness for Capitalized Leases which corresponds to principal and for Permitted Receivables Transactions determined on a consolidated basis in accordance with GAAP.

     Generally accepted accounting principles, or GAAP.  (i) When used in
     -------------------------------------------------
(S)6.9(a), whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the

Financial Accounting Standards Board and its predecessors in effect for the fiscal year ended on December 31, 1995 and (B) to the extent consistent with such principles, the accounting practice of the Company reflected in its financial statements for the year ended on December 31, 1995, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion with respect to the use of such principles (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Indebtedness.  All obligations, contingent and otherwise, that in
     ------------
accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

     MCTG.  MCTG Acquisition Corp., a Delaware corporation and a wholly-owned
     ----
Subsidiary of the Company.

     Permitted Receivables Transaction.  Any sale or sales of, and/or
     ---------------------------------
securitization of, any accounts receivable of the Company and/or any of its Subsidiaries (the "Receivables") pursuant to which the Company and its Subsidiaries realize aggregate net proceeds of not more than $100,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $100,000,000.

     Person.  Any individual, corporation, partnership, limited liability
     ------
company, trust, unincorporated association, business, or other legal entity, any government or any governmental agency or political subdivision thereof.

     Reference Period.  The period of four consecutive fiscal quarters (or such
     ----------------
shorter period of one, two, or three consecutive fiscal quarters as has elapsed since December 31, 1996).

     Subsidiary.  Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

     Tylan.  Tylan General, Inc., a Delaware corporation.
     -----

     Tyler Merger.  The merger of MCTG with and into Tylan pursuant to the Tylan
     ------------
Merger Agreement, with Tylan being the surviving corporation and a Subsidiary of the Company.

     Tylan Merger Agreement.  The Agreement and Plan of Merger dated as of
     ----------------------
December 16, 1996 among Tylan, the Company and MCTG.

     Tylan Tender Offer.  The Offer to Purchase, dated December 20, 1996, made
     ------------------
by MCTG, to purchase all of the outstanding shares of common stock, together with all associated Series A Junior Participating Preferred Stock Purchase Rights of Tylan (collectively, the "Tylan Shares").

     3.   (S)6.9(a) is amended in its entirety to read as follows:

     (1)  Funded Debt to EBITDA Ratio.  As of the end of any fiscal quarter of
          ---------------------------
the Company, the ratio of (a) Funded Debt as at the end of such quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed the stated ratio for the periods set forth below:

     For the Quarters Ending:                               Ratio
     ----------------------------------------------------------------
     On or before 12/31/97                                3.25:1.00
     ----------------------------------------------------------------
     3/31/98 through 12/31/98                             2.75:1.00
     ----------------------------------------------------------------
     Thereafter                                           2.50:1.00
     ----------------------------------------------------------------

     (2)  Interest Coverage Ratio.  As of the end of any fiscal quarter, the
          -----------------------
ratio of (a) EBITDA minus Capital Expenditures for the Reference Period ending
                    -----
on such date to (b) Consolidated Total Interest Expense for the Reference Period ending on such date shall not be less than the stated ratio for the periods set forth below:

     For the Quarters Ending:                               Ratio
     ----------------------------------------------------------------
     3/31/97 and 6/30/97                                  3.00:1.00
     ----------------------------------------------------------------
     9/30/97 through 12/31/98                             3.50:1.00
     ----------------------------------------------------------------
     Thereafter                                           4.00:1.00
     ----------------------------------------------------------------

     4. Effective as of March 21, 1997, the Company shall pay interest to the Noteholder at the rate of 6.88% per annum in lieu of the face rate of 6.78% for its Senior Notes Due 2004. This increased interest rate shall be payable only to the Noteholder, its subsidiaries and their respective successors for as long as the Noteholder, its subsidiaries or any of their respective successors shall be the registered owner of the aforementioned Notes but shall not be payable to any subsequent purchaser of the Notes.

     5. Except as specifically provided herein, the Purchase Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, this instrument has been executed on the date first above written.


METROPOLITAN LIFE INSURANCE COMPANY          MILLIPORE CORPORATION

By:   ________________________               By:    _______________________

Date: ________________________               Date:  _______________________

                             MILLIPORE CORPORATION

                     NOTE PURCHASE AND EXCHANGE AGREEMENT

                                                                   MARCH 3, 1994
METROPOLITAN LIFE INSURANCE COMPANY
ONE MADISON AVENUE
NEW YORK, NEW YORK 10010

ATTENTION: TREASURER

GENTLEMEN:

MILLIPORE CORPORATION, a Massachusetts corporation (herein called the "Company"), and you hereby agree as follows:

      (S)1.    Issue of Notes.
               --------------

      (S)1.1.  Authorization.  The Company has duly authorized an issue of
               -------------
$100,000,000 aggregate principal amount of its Senior Notes due March 3, 2004 (the "Notes"), such Notes to have terms and provisions substantially as set forth in Exhibit A hereto. The term "Notes" as used herein shall include all promissory notes delivered pursuant to the provisions of this Agreement and all promissory notes delivered in substitution or exchange therefor or in lieu thereof, and, where applicable, shall include the singular number as well as the plural. The term "Note" shall mean one of the Notes.

      (S)1.2.  Sale of Notes; Closing.  The Company hereby agrees to sell to
               -----------------------
you, and subject to the terms and conditions herein set forth, you hereby agree to purchase from the Company, Notes in the aggregate principal amount of $100,000,000.

      Delivery of the Notes so to be purchased by you hereunder shall be made at the home office of Metropolitan Life Insurance Company, One Madison Avenue, New York, New York, at 10:00 a.m. Eastern time on March 3, 1994 (the "Closing Date"). On the Closing Date you shall deliver to the Company the 9.20% Notes due March 30, 1998 of the Company (the "9.20% Notes") issued to you in the aggregate principal amount of $100,000,000 pursuant to the Indenture, dated as of March 30, 1988, between the Company and Rhode Island Hospital Trust National Bank, as Trustee (the "1988 Indenture") in exchange for the Company's delivery to you of one or more Notes (as specified by you prior to the Closing Date) payable to you (or your nominee) or registered assigns, dated the Closing Date, in the aggregate principal amount of $100,000,000 and duly executed by the Company, and the payment by the Company to you by wire transfer of immediately available funds to your account as provided in Annex I hereto of (i) interest accrued on the outstanding principal amount of the 9.20% Notes to the Closing Date, plus (ii) a Prepayment Premium, as defined in this (S)1.2.

      For the purposes of this (S)1.2 the "Prepayment Premium" shall mean the excess of (i) the sum of the respective Payment Values of each prospective interest payment and the principal payment at maturity in respect of the 9.20% Notes (the amount of each such interest payment being herein referred to as an "Interest Payment" and the amount of the principal payment at maturity being herein referred to as the "Principal Payment") over (ii) the unpaid principal amount of the 9.20% Notes. The Payment Value of the Principal Payment shall be determined by discounting the Principal Payment at the rate of 4.30% per annum for the period from March 30, 1995 to the Closing Date. The Payment Value of each Interest Payment shall be determined by discounting such Interest Payment at the rate of 4.30% per annum for the period from the scheduled date of such payment to the Closing Date. Two days prior to the Closing Date, you shall determine the amount of such Prepayment Premium and notify the Company thereof. In the event that the Closing Date is rescheduled, you shall redetermine the amount of such Prepayment Premium as of two days prior to the rescheduled Closing Date and notify the Company thereof.

     (S)2.    Representations and Warranties of the Company.
              ---------------------------------------------

     The Company represents and warrants that:

     (S)2.1   Financial Statements.  You have been furnished with copies of the
              --------------------
consolidated balance sheets of the Company and its Subsidiaries as of December 31 in the years 1991 to 1993, inclusive, and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal periods ended on said dates, accompanied in each case by the opinion of its independent certified public accountants, provided, however, that such financial statements and such opinion for the year 1993 shall be in draft form.

     Said financial statements fairly present (a) the consolidated financial condition of the company and its subsidiaries as at the respective dates of said balance sheets, and (b) the consolidated results of the operations of the Company and its Subsidiaries for the fiscal periods ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise stated therein or in the notes thereto).

     (S)2.2.  No Material Changes.  There has been no material and adverse
              -------------------
change in the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries considered as one enterprise subsequent to September 30, 1993 except as disclosed in the Company's Form 8-K, dated November 11, 1993, as filed with the Commission. Since that date, none of the business, operations, properties, prospects or assets of the Company or its Subsidiaries has been materially and adversely affected in any way as the result of any fire, explosion, earthquake, disaster, accident, labor disturbance, requisition or taking of property by governmental authority, flood, drought, embargo, riot, activity of armed forces or act of God or the public enemy.

     (S)2.3.  Organization, Authority and Good Standing of Company.  The Company
              ----------------------------------------------------
has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Company's Annual Report. For the purposes of this Agreement, the term "Annual report" shall mean, collectively, the Company's Annual Report for 1992 on Form 10-K filed with the Commission and the Company's Form 8-K, dated November 11, 1993, filed with the Commission, a copy each of which has heretofore been delivered to you, and the Company's Annual Report to Stockholders for 1993, a draft of which has heretofore been delivered to you. The company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would materially adversely affect the conduct of the business, results of operations or financial condition of the Company and its Subsidiaries considered as one enterprise.

     (S)2.4.  Organization, Authority and Good Standing of Subsidiaries.  The
              ---------------------------------------------------------
Subsidiaries listed on Exhibit B hereto include each active Subsidiary of the Company and each such Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to qualify would materially adversely affect the conduct of the business, results of operations or financial condition of the Company and its subsidiaries considered as one enterprise. All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and to the extent owned by the Company, are owned free and clear of all liens, encumbrances, equities or claims.

     (S)2.5.  Title to Properties.  The Company and its Subsidiaries have good
              --------------------
and marketable title in fee simple to the real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries.

     (S)2.6.  Trademarks, Patents, etc.  The Company and its Subsidiaries own or
              ------------------------
possess, or can acquire on reasonable terms, adequate trademarks, service marks, trade names, copyrights and licenses necessary to conduct the business now operated by them, provided that the loss of any such rights, either alone or in the aggregate, which does not materially adversely affect the conduct of the business, results of operations or financial condition of the Company and its Subsidiaries considered as one enterprise shall not be considered a violation of this representation. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names, copyrights or licenses which, either alone or in the aggregate, would materially adversely affect the conduct of the business, results of operations or financial condition of the Company and its subsidiaries considered as one enterprise.

     (S)2.7.  Litigation.  Except as set forth in the Annual Report referred to
              ----------
in (S)2.3, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary) pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any of the transactions herein contemplated or the possibility of any material and adverse change in the business, operations, properties, prospects, assets or condition, financial or other, of the Company or any of its Subsidiaries; and neither the Company nor any Subsidiary is in default or violation of any judgement, order, writ, injunction, decree or award or in violation of any rule or regulation of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     (S)2.8.  Burdensome Provisions.  Neither the Company nor any Subsidiary is
              ---------------------
a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgement, order, writ, injunction, decree, award, rule or regulation which materially and adversely affects or in the future may (so far as the Company can now foresee) materially and adversely affect the business, operations, properties, prospects, assets or condition, financial or other, of the Company or any Subsidiary.

     (S)2.9.  Compliance with other Instruments.  Neither the Company nor any of
              ---------------------------------
its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract indenture, mortgage, loan agreement or lease to which it or any of them is a party or by which it or any of them or their properties is bound, which violation or default would materially adversely affect the conduct of the business, results of operations or financial condition of the Company and its Subsidiaries considered as one enterprise; and the execution and delivery of this Agreement, the Indenture and the Notes, the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated hereby and thereby and the compliance by the Company and its Subsidiaries with the terms, conditions and provisions hereof and thereof have been duly authorized by all necessary corporate action and will not conflict with, constitute a breach of or default under or result in the creation or imposition of any lien pursuant to or result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any of its Subsidiaries is a party or by which it or any of them or their properties is bound or any law, rule, regulation, judgement, decree or award.

     (S)2.10.  Disclosure.  Neither this Agreement, nor any of the Exhibits
               ----------
hereto, or any certificate or other data furnished to you in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the knowledge of the Company, there is no fact which materially and adversely affects or in the future may (so far as the Company can now foresee) materially and adversely affect the business, operations, properties, prospects or conditions, financial or other, of the Company and its Subsidiaries considered as one enterprise which has not been disclosed to you in writing.

     (S)2.11.  Compliance with Trading with the Enemy Act, etc.  Neither this
               -----------------------------------------------
agreement nor the transactions contemplated hereby is in violation of the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act or the Executive Orders of the President of the United States issued pursuant to such Acts, or any regulations issued under such Acts or Executive orders, including, without limitation, (i) the following regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended): the Foreign Assets Control Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations and the Libyan Sanctions Regulations and (ii) the following Executive Orders of the President of the United States: Executive Orders Nos. 8389, 9193 and 12544 (Libya) and Executive Orders 12722 and 12724 (Blocking Iraqi Government Property and Prohibiting Transactions with Iraq); nor will the Company take any action which would cause this Agreement or the transactions contemplated hereby to violate such Acts or any such Executive Orders or regulations.

     (S)2.12.  Compliance with Law.  Neither the company nor any of its
               -------------------
Subsidiaries is in violation of any statute, rule or regulation of any federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality, domestic or foreign (including, without limitation, any statute, rule or regulation relating to employment practices or to occupational and health standards and controls or to environmental standards for air, water and land in any jurisdiction in which it is presently doing business), the violation of which, considered individually or in the aggregate, would materially and adversely affect the business, operations, properties, prospects, assets or condition, financial or other, of the Company and its Subsidiaries considered as one enterprise.

     (S)2.13.  ERISA.  Each ERISA Plan as to which the Company or any ERISA
               -----
Affiliate may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no "reportable event" (as defined in ERISA) has occurred with respect to any Defined Benefit Plan sponsored by the Company or any ERISA Affiliate which will have the effect of creating a liability of the Company or any ERISA Affiliate which will be material to the Company; (ii) neither the Company nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan or initiated steps to do so, except in accordance with all applicable requirements of law and regulations and in a manner which will not create a liability to the Company or any ERISA Affiliate which will be material to the Company; (iii) no steps have been taken to terminate any Pension Plan except in accordance with all applicable requirements of law and regulations and in a manner which will not create a liability of the company or any ERISA Affiliate which will be material to the Company or any ERISA Affiliate which will be material to the Company; and (iv) during the twelve consecutive months prior to the date on which this representation is made, no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under Section 302(f)(1) of ERISA. Neither the Company nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than (i) liability for continuation coverage described in Part 6 of Title 1 of ERISA and (ii) as set forth in the financial statements of the Company as of December 31, 1993. Based on your representation in (S)4.2, your purchase of the Notes and the execution and delivery to you by the Company of the Notes will not involve any "prohibited transaction" within the meaning of Section 4975 of the Code.

     (S)2.14.  Regulation G; Use of Proceeds.  Neither the Company nor any
               -----------------------------
Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R., Chapter 11, Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds from the sale of the Notes will be applied by the company to prepay the 9.20% Notes. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company, any Subsidiary nor any agent acting on its behalf has taken or will take any action which might cause the transaction contemplated herein to violate said Regulation G or Regulation X (12 C.F.R., Chapter II, Part 224) or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect on the Closing Date.

     (S)2.15.  Tax Liability.   The Company and each of its Subsidiaries has
               -------------
filed all tax returns which are required to be filed and has paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company and upon its or their properties, assets, income and franchises, which have become due and payable by the Company or any of its Subsidiaries, except those wherein the amount, applicability or validity are being contested by the Company or its Subsidiaries and in respect of which adequate reserves have been established. The Federal income tax liabilities of the Company have been audited by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1986; the Federal income tax returns of the Company and its Subsidiaries through the Company's fiscal year ended December 31, 1984, are closed under the general statute of limitations set forth in Section 6501(a) of the Code; and no Federal income tax deficiency has been assessed against the Company which has not been paid or adequately provided for. In the opinion of the Company, all tax liabilities of the Company were adequately provided for as of December 31, 1993, and are so provided for on the books of the Company.

     (S)2.16.  Governmental Consent.  No consent, approval or authorization of,
               --------------------
or declaration or filing with, any governmental authority on the part of the Company is required for the valid execution and delivery of this Agreement or performance thereunder or the valid offer, issue, sale and delivery of the Notes pursuant to this Agreement, provided that the Company makes no representation or
                            --------
warranty as to any consents, approvals, authorizations, declarations or filings required under laws regulating insurance companies as such.

     (S)2.17.  Offering of Notes.  Neither the Company nor any agent acting in
               -----------------
its behalf has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to dispose of, the Notes or any part thereof, or any similar obligation of the Company, to, or has solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and not more than five other institutional investors; and the Company agrees that neither it nor any agent acting on its behalf will sell or offer for sale or dispose of, or attempt or offer to dispose of, any thereof to, or solicit any offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     (S)2.18.  Outstanding Debt, Liens and Capital Leases.  Exhibit C hereto
               ------------------------------------------
correctly sets forth all Indebtedness outstanding on the date hereof and all liens and security interests securing Indebtedness and all Capital Leases of the Company existing on the date hereof.

     (S)2.19.  Investment Company Act.  The Company is not an "investment
               -----------------------
company," or a Person "controlled" by an "investment company", within the meaning of the investment Company Act of 1940, as amended.

     (S)3.     Closing Conditions.  Your obligation to purchase and pay for the
               ------------------
Notes to be purchased by you on the Closing Date, as provided in (S)1.2, shall be subject to the performance by the Company of all its agreements theretofore to be performed hereunder, to the accuracy of its representations and warranties herein contained and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     (S)3.1.   Opinion of Counsel.  You shall have received, on the Closing
               ------------------
Date, from Geoffrey Nunes, Esq., Senior Vice-President and General Counsel and Assistant Clerk of the Company, a favorable written opinion, in form and substance satisfactory to you, to the effect set forth as in Exhibit D.

     (S)3.2.   Representations True.  The representations and warranties in
               --------------------
(S)2.1 to (S)2.19, inclusive, shall be true on and as of the Closing Date.

     (S)3.3.   Events of Default.  No event shall have occurred and be
               -----------------
continuing on the Closing Date and no condition shall exist on the Closing Date which event or condition would constitute an Event of Default or a Debt Test Default or with notice or lapse of time or both would become such Event of Default or Debt Test Default.

     (S)3.4.   No Merger or Change of Control.  On the Closing date, the
               ------------------------------
Company shall not have consolidated with, merged into, or sold, leased, transferred or otherwise disposed of all or substantially all of its properties and assets to, any other corporation or Person and there shall not have occurred a Change of Control Date.

     (S)3.5.   Legality.  The Notes being purchased by you on the Closing Date
               --------
shall qualify on the Closing Date as a legal investment for mutual life insurance companies under Section 1405(a)(2) of the New York Insurance Law and such purchase shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

     (S)3.6.   Officers' Certificate.  The Company shall have delivered to you
               ---------------------
on the Closing Date a certificate, or certificates, signed by an authorized officer of the Company, to the effect that the facts required by (S)3.2, (S)3.3 and (S)3.4 exist on such Closing Date.

     (S)3.7.   Proceedings.  All proceedings to be taken in connection with the
               -----------
transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form and substance to you; and you shall have received copies of all documents which you may reasonably request in connection with said transaction and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to you.

     (S)4.     Representations of Purchaser.
               ----------------------------

     (S)4.1.   Acquisition for Investment.  This Agreement is made with you in
               --------------------------
reliance upon your representation to the Company (which, by your acceptance hereof, you confirm) that you are acquiring the Notes for your own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof or with any present intention of distributing or selling such Notes, subject, nevertheless, to any requirement of law that the disposition of your property (including the Notes) shall at all times be within your control.

     (S)4.2.   Source of Funds.  This Agreement is made with you in reliance
               ---------------
upon your further representation to the Company (which, by your acceptance hereof, you confirm) that, no part of the funds to be used by you to acquire the Notes will be from the assets of any separate account maintained by you.

As used in this (S)4.2, the term "separate account" shall have the meaning assigned to it in Section 3(17) of ERISA.

     (S)4.3.   Public Notes.  You represent to the Company that upon the terms
               ------------
and conditions set forth herein you have agreed to acquire the Public Notes. This is the only explanation to be furnished by you to the Company in writing expressly for use in the Registration Statement or in the Prospectus.

     (S)5.     Exchange of Notes.
               -----------------

     (S)5.1.   Prepayment of Notes.  Pursuant to (S)2.06 of the Notes and
               -------------------
subject to the terms and conditions of this (S)5, on or before March 3, 1995, the Company may at its option, prepay the Notes as a whole, but not in part, by delivering to you one or more Public Promissory Notes due March 3, 2004 (hereafter referred to as the "Public Notes") in exchange for the same aggregate principal amount as the principal amount of the Notes.

     (S)5.2.   Conditions to the Delivery of Public Notes.  The Company's right
               ------------------------------------------
to prepay and exchange the Notes for the Public Notes on the Exchange Date as contemplated by (S)2.06 of the Notes and your obligation to accept such prepayment and exchange are subject to the accuracy of the Company's representations and warranties referred to in Clause (ii) of this (S)5.2 and to the satisfaction prior to or concurrently with the delivery of the Public Notes of the following further conditions:

     (i)       Issue of the Public Notes; Authorization. The Company shall have
               ----------------------------------------
               duly authorized an issue of $100,000,000 aggregate principal amount of the Public Notes pursuant to resolutions (herein called the "Public Note Resolutions") which shall be duly adopted by its Board of Directors prior to the Exchange Date. The Public Note Resolutions shall be in form and substance satisfactory to you. The Public Notes will be issued under and entitled to the benefits of, an indenture, dated as of the Exchange Date (herein called the "Indenture") between the Company and Rhode Island Hospital Trust National Bank, a banking corporation duly organized and existing under the laws of the State of Rhode Island, as Trustee, or a similarly qualified bank or trust company (herein called the "Trustee"), in substantially the form of the 1988 Indenture hereto except that the interest rate on the Public Notes shall be 6.7%, the interest payment and maturity
                                     ---
               dates of the Notes shall be identical to the Notes and the prepayment provision of the Indenture shall provide for optional prepayments by the

               Company of the-Public Notes at the Yield Maintenance Price as provided in and as defined in the Notes (with only such changes as shall be approved by you and the Company). A conformed copy of the Indenture shall have been delivered to you prior to the Exchange Date. The Public Notes shall be substantially in the form of the 9.20% Notes except that the interest rate on the Public Notes shall be 6.78%, the interest payment and maturity dates of the Indenture shall be identical to the corresponding provisions of the Notes (with only such other changes as shall be approved by you and the Company). The term "Public Notes" shall include all the Public Notes delivered pursuant to the provisions of this (S)5 and all promissory notes delivered in substitution or exchange therefor or in lieu thereof in accordance with the Indenture, and, where applicable, shall include the singular number as well as the plural. The term "Public Note" shall mean one of the Public Notes.

               The Public Notes so to be delivered to you will be duly executed by the company and authenticated by the Trustee in accordance with the Indenture, will be dated the Exchange Date, will be registered in your name (or your nominees name) in any denominations (multiples of $1,000) designated by you. Unless you otherwise specify at least two Business Days prior to the Exchange Date, the Company will deliver on the Exchange Date to you a single Public Note registered in your name in the aggregate principal amount of $100,000,000.

     (ii)      Representations and Warranties.  The Company shall have dated the
               -------------------------------
               Exchange Date and signed by an authorized officer of the Company, in the form set forth in Exhibit E hereto, with appropriate insertions, and the representations and warranties of the Company contained in such certificate shall be true and correct as of the Exchange Date.

     (iii)     No Stop Order.  No stop order suspending the effectiveness of the
               -------------
               Registration Statement shall have been issued and no proceedings therefor instituted or threatened by the Commission.

     (iv)      Opinion of Company Counsel.  You shall have received on the
               --------------------------
               Exchange Date from Geoffrey Nunes, Esq., Senior Vice-President and General counsel and Assistant Clerk of the company, a favorable written opinion dated as of the Exchange Date, in form and substance satisfactory to you, to the effect set forth in Exhibit F.

     (v)       Opinion of Outside Counsel.  You shall have received on the
               --------------------------
               Exchange Date from Ropes & Gray, counsel for the Company, a favorable written opinion dated as of the Exchange Date, in form and substance satisfactory to you, to the effect set forth in Exhibit G.

     (vi)      Events of Default.  No event shall have occurred and be
               -----------------
               continuing on the Exchange Date and no conditions shall exist on the Exchange Date which event or condition, would constitute an Event of Default or a Debt Test Default or with notice or lapse of time or both would constitute an Event of Default or a Debt Test Default.

     (vii)     No Merger.  After the date of this Agreement and through the
               ---------
               Exchange Date, the Company shall not have consolidated with, merged into, or sold, leased, transferred or otherwise disposed of all or substantially all of its properties and assets to, any other Person except as disclosed in the Company's Form 8-K dated November 11, 1993, as filed with the Commission, and there shall not have occurred a Change of Control Date.

     (viii)    Legality.  The Public Notes being purchased by you on the
               --------
               Exchange Date shall qualify on the Exchange Date as a legal investment for mutual life insurance companies under Section 1405(a)(2) of the New York Insurance Law, and such purchase shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

     (ix)      No Change in Registration Statement, etc.   After the date on
               ----------------------------------------
               which the Registration Statement becomes effective and through the Exchange Date, there shall not have come to your attention any facts that reasonably cause you to believe that the Prospectus, on the Exchange Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing on the Exchange Date, not misleading. The Public Note Resolutions, in form and substance satisfactory to you, shall have been duly adopted by the Board of Directors.

     (x)       Officer's Certificate.  The Company shall have delivered to you
               ---------------------
               on the Exchange Date a certificate or certificates, signed by an authorized officer of the Company to the effect that the facts required to exist by Clauses (iii), (vi) and (vii) of this (S)5.2 exist on such Exchange Date.

     (xi)      Comfort Letter.  You shall have received on the Exchange Date
               --------------
               from Coopers & Lybrand a letter, dated as of the Exchange Date, addressed to you and in form and substance satisfactory to you, to the effect set forth in Exhibit H .

     (xii)     Proceedings.  All proceedings to be taken in connection with the
               -----------
               transactions contemplated by this Agreement, including all filings with the Commission, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to you; and you shall have received copies of all documents which you may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to you.

     (xiii)    Trustee's Certificate.  You shall have received on the Exchange
               ---------------------
               Date a certificate dated the Exchange Date and signed by an authorized officer of the Trustee on behalf of the Trustee to the effect that: (a) the Indenture has been duly authorized, executed and delivered by the Trustee (assuming due authorization, execution and delivery thereof by the Company); and (b) the Public Notes delivered to you on the Exchange Date have been duly authenticated and delivered by the Trustee in accordance with the provisions of the Indenture (assuming payment for the Notes by you in accordance with this Agreement and assuming that all necessary corporate actions on the part of the Company have been taken).

     (S)6.     Covenants of the Company.
               ------------------------

     (S)6.1.   Home Office Payment.  Notwithstanding any provision to the
               --------------------
contrary in the Notes, the Public Notes or the Indenture, the company will promptly and punctually pay to you at the place and in the manner provided in Annex I hereto, (or in such other manner or at such other address as you may from time to time designate by written notice to the Company) all amounts payable in respect of the principal of, the premium, if any, and interest on, any Notes or Public Notes then held by you or your nominee, without any presentment thereof and without any notation of such payment being made thereon.

     In the event that you shall sell any Notes or Public Notes, you shall, prior to the delivery of such Notes or Public Notes, make or cause to be made a notation thereon of the date to which interest has been paid thereon and, if not theretofore made, a notation of the extent to which payment has been made on account of the principal thereof.

     The provisions of this (S)6.1 shall apply to you and your respective successors, and any payments made to any subsequent holder of the Notes shall be made as provided in the Notes and any payments made to any subsequent holder of the Public Notes shall be made as provided in the Indenture.

     (S)6.2.   Expenses.  Whether or not the transactions contemplated by this
               --------
Agreement shall be consummated, the Company agrees to pay (i) all expenses incident to the performance of its obligations under this Agreement, the Indenture, the Notes and the Public Notes, including but not limited to (a) the printing and filing of the Registration Statement, the Prospectus and the Indenture and all amendments and supplements thereto and (b) the fees and disbursements of the Company's counsel and accountants and (ii) to pay to you $15,000 as a processing fee to cover your expenses in preparing for, documenting and closing the transactions contemplated by this Agreement and to pay all your reasonable out-of-pocket expenses incident to any amendment, consent or waiver (whether or not given) relating to this Agreement, the Notes, the Public Notes or the

Indenture. The obligations of the Company under this (S)6.2 shall survive the Closing Date and the Exchange Date.

     If at any time after the date of this Agreement, the Company shall default in the performance or observance of any covenant or agreement contained in this Agreement, the Company will pay to you, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by you in connection with such default and such further amount as shall be sufficient to cover the cost and expense of recovering any judgement relating to such default, including reasonable compensation to the counsel retained by you for any services rendered in that connection.

     (S)6.3.   Indemnity for Replacement Notes.  If you or any of your
               -------------------------------
subsidiaries or your respective successors shall hold any of the Notes or the Public Notes, then, notwithstanding (S)1.03 of the Notes or Section 306 of the Indenture, respectively, an indemnity agreement provided by you or such subsidiary or your respective successors in favor of the Company, in the case of the Notes, and in favor of the Company, the Trustee and any authenticating agent, in the case of the Public Notes, shall constitute sufficient indemnity (and security shall not be required) for the purposes of the Notes or the Indenture, as the case may be, in any case of destruction, loss, theft or mutilation of any of the Notes or the Public Notes. This covenant shall survive the Closing Date and the Exchange Date.

     (S)6.4.   Amendments to Registration Statement.  If at any time after the
               ------------------------------------
date on which the Registration Statement becomes effective and through the Exchange Date any event shall have occurred or any condition shall exist as a result of which in your reasonable opinion or in the reasonable opinion of counsel for the Company, it shall be necessary to amend or supplement the Prospectus, as then amended or supplemented, so that the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading or if, in your reasonable opinion or in the reasonable opinion of such counsel, it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the company shall promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise, as shall be necessary to correct such untrue statement or omission or to effect such compliance.

     (S)6.5.   Notice of Certain Actions.  After the date on which the
               -------------------------
Registration Statement becomes effective and through the Exchange Date, the Company will notify you immediately (and confirm such notice in writing) (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order shall be issued, to obtain the lifting thereof at the earliest possible time. After the date of this Agreement and through the Exchange Date, the Company will promptly, upon mailing or delivery to the Commission, provide you with copies of any amendment or supplement to the Prospectus, any amendment to the Registration Statement or any other document to be filed with the Commission.

     (S)6.6.   Filing of Exchange Act Reports.  After the date on which the
               ------------------------------
Registration Statement becomes effective and through the Exchange Date, the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act, and so long as either the Notes or the Public Notes are outstanding, shall provide to you copies of all such documents, including, without limitation, all financial statements of the Company required to be filed with the Commission and, in addition, copies of the Company's Annual and Quarterly Reports to its shareholders and any other reports to its shareholders.

     (S)6.7.   Delivery of Registration Statement, etc.  The Company will
               ---------------------------------------
furnish to you upon request, without charge, a conformed copy of the Registration Statement (including all exhibits filed therewith or incorporated or deemed to be incorporated by reference therein) and of each amendment thereto which shall become effective on or prior to the Exchange Date and such number of copies of any amendments and supplements to the Prospectus as you may reasonably request.

     (S)6.8.   Change of Control and Debt Test Default Redemptions.  Within 10
               ---------------------------------------------------
days after the occurrence of a Change of Control Date and within 30 days after the occurrence and continuance of a Debt Test Default, the Company will give you written notice thereof and shall describe in reasonable detail the facts and circumstances and the effect thereof on the Company. Upon such occurrence and notwithstanding anything to the contrary contained in the Notes or the Public Notes, the Company will redeem, if you shall so request, all of the Notes or the Public Notes, subject to the terms of this (S)6.8, which you then hold at the Redemption Price plus interest accrued on the outstanding principal amount of such Notes or such Public Notes to the date of redemption. Such request shall be made by you in writing not later than 45 days after such Change of Control Date or 60 days after such notice of a Debt Test Default (if such Debt Test Default has not been cured within 30 days after the occurrence thereof) and shall specify (a) the date (the "Redemption Date") upon which the Company shall redeem such Notes or such Public Notes, which date shall be not less than 15 days nor more than 45 days after the date of such request, and (b) the aggregate outstanding principal amount of the Notes then held by you.

     On the Calculation Date, you shall give written notice to the Company of the amount of the Redemption Price of the Notes held by you, which notice shall set forth in reasonable detail the computation thereof provided, however, that
                                                       --------  -------
your failure to make such determination shall not affect the obligation of the Company to pay such Redemption Price when due in accordance with the terms hereof and you shall have no liability to the

Company for failure to make such determination. The Redemption Price set forth in such notice shall be binding on the Company absent manifest error.

     On the Redemption Date, the Company shall redeem the unpaid principal amount of the Notes or the Public Notes held by you by payment to you of (a) the Redemption Price of the Notes or the Public Notes held by you and (b) interest accrued on the aggregate outstanding principal amount of the Notes or the Public Notes held by you to the Redemption Date. Upon such payment by the Company in accordance with the provisions of this (S)6.8, you shall surrender the Notes or Public Notes held by you to the Company for cancellation. Payment of the Redemption Price shall be made as provided in (S)6.1 hereof.

     For the purposes of this (S)6.8, the term "Redemption Price" shall mean the greater of (1) the sum of the respective Payment Values of each prospective interest payment and the principal payment at maturity in respect of the Notes being redeemed pursuant to this (S)6.8 (the amount of each such payment being herein referred to as a "Payment"), and (2) the unpaid principal amount of the Notes so being redeemed. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment to the Redemption Date. The Reinvestment Rate is the sum of (a) .50% and (b) the yield which shall be imputed from the yields of those actively traded "On The Run" United States Treasury securities, as reported on the Cantor-Fitzgerald brokerage screen available on Telerate Information Systems (page 500 mid-point of Bid/Ask price), having maturities as close as practicable to the final maturity of the Notes so to be redeemed or, if such yields shall not be reported as of such time or the yields reported as of such time are not ascertainable in accordance with the preceding clause, then the arithmetic mean of the rates, published for the 5 Business Days preceding the applicable Calculation Date, in the weekly statistical release designated H.15(519) (or any successor publication) of the Board of Governors of the Federal Reserve System under the caption "U.S. Government Securities--Treasury Constant Maturities" opposite the maturity corresponding to the final maturity of the Notes, (rounded to the nearest month) so to be redeemed. If no maturity exactly corresponding to such final maturity of the Notes shall appear therein, yields for the next longer and the next shorter published maturities shall be calculated pursuant to the foregoing sentence and the Redemption Price shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month). The yields of such United States Treasury securities (under both of the methods described above) shall be determined as of 10:00 a.m., New York time, on the Calculation Date.

     For the purpose of this (S)6.8, the term "Calculation Date" shall mean the fifth Business Day prior to the Redemption Date.

     The provisions of this (S)6.8 shall apply only to you and your subsidiaries which hold any of the Notes or the Public Notes and to your respective successors but shall not apply to any other subsequent holder of the Notes or the Public Notes. The obligations of the Company under this (S)6.8 shall survive the Closing Date and the Exchange Date and may be enforced by specific performance.

     (S)6.9.   Indebtedness.
               ------------

               (a)  Maintenance Test.  The Company will not at any time permit
                    ----------------
     Total Indebtedness to exceed 60% of Total Capital.

               (b)  Optional Redemption.  If at any time the Company determines
                    -------------------
     that within 3 months after such date of determination that the Company shall be in violation of the covenant contained in (S)6.9(a), it may give you written notice thereof and a written request for a waiver or consent with respect to such violation. Such notice shall include a certificate signed by the chief financial officer of the Company describing in reasonable detail the facts and circumstances giving rise to such anticipated violation. In the event that you fail to grant the Company a waiver or consent with respect to such anticipated violation within 60 days (the "Waiver Period") after the date of such notice, the company may, at its option and notwithstanding anything to the contrary contained in the Notes, redeem all of the Notes or the Public Notes, subject to the term of this (S)6.9, then held by you at the Redemption Price plus interest accrued on the outstanding principal amount of the Notes or the Public Notes to the date of redemption. The Company shall give you written notice of such election to so redeem the Notes or the Public Notes not later than 5 days after the earlier of (i) the date on which it has received written notice from you declining to grant such waiver or consent or (ii) the expiration of the Waiver Period, which notice shall specify (a) the date (the "Redemption Date") upon which the Company shall redeem such Notes or Public Notes which date shall be not less than 15 days nor more than 45 days after the date of such notice, and (b) the aggregate principal amount of the Notes or the Public Notes then held by you.

     On the calculation Date you shall give written notice to the Company of the amount of the Redemption Price of the Notes or the Public Notes held by you, which notice shall set forth in reasonable detail the computation thereof provided, however, that your failure to make such determination shall not affect
--------  -------
the obligation of the Company to pay such Redemption Price when due in accordance with the terms hereof and you shall have no liability to the Company for failure to make such determination. The Redemption Price set forth in such notice shall be binding on the Company absent manifest error.

     On the Redemption Date, the Company shall redeem the unpaid principal amount of the Notes or the Public Notes held by you by payment to you of (a) the Redemption Price of the Notes or the Public Notes held by you and (b) interest accrued on the aggregate outstanding principal amount of the Notes or the Public Notes held by you to the Redemption Date. Upon such payment by the Company in accordance with the provisions of this (S)6.9, you shall surrender the Notes or Public Notes held by you to the Company for cancellation. Payment of the Redemption Price shall be made as provided in (S)6.1 hereof.

For the purpose of this (S)6.9, the terms "Redemption Price" and "Calculation Date" shall have the meanings set forth for such terms in (S)6.8.

     The provision of this (S)6.9 shall apply only to you and your subsidiaries which hold any of the Notes or the Public Notes and to your respective successors but shall not apply to any other subsequent holder of the Notes or the Public Notes. The obligations of the Company under this (S)6.9 shall survive the Closing Date and the Exchange Date and maybe enforced by specific performance.

     (S)7.     Indemnification. (a) The Company will indemnify and hold you
               ---------------
harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject in respect of claims of third parties, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus as amended or supplemented, or any other prospectus issued or authorized by the Company relating to the Public Notes or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in Connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in the Registration Statement, the Prospectus as amended or supplemented, or any other prospectus issued or authorized by the Company relating to the Public Notes, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein. The Company acknowledges that the statements set forth under the heading "Plan of Distribution" in the Prospectus relating to the Public Notes constitute the only information furnished in writing by you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements with respect to you are correct.

     (b) You will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject in respect of claims by third parties under the securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Prospectus as amended or supplemented, or any other prospectus issued or authorized by the Company relating to the Public Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent. that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus as amended or supplemented, or any other prospectus issued or authorized by the Company relating to the Public Notes or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and you will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

     (c)       Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof. the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be inside counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation and cooperation with the defense thereof by the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

     (d) The obligations of the Company and you under this (S)7 shall be in addition to any liability which the Company or you may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls you or the Company, as the case may be, within the meaning of the Securities Act or the Exchange Act and to each director of the Company and to each officer of the Company who has signed the Registration Statement, as amended.

     (e) The provisions of this (S)7 shall survive the execution and delivery of the Public Notes to you and the acquisition of the Public Notes by you as provided in (S)5.

     (S)8.     Definitions.  For all purposes of this Agreement, except as
               -----------
otherwise expressly provided herein or unless the context otherwise requires, the following terms shall have the respective meanings set forth below, or set forth in the section of this Agreement or the Notes indicated following such term, which shall include the plural as well as the singular:

     "Affiliate" has the meaning specified in (S)6 of the Notes.
      ---------

     "Annual Report" has the meaning specified in (S)2.3.
      -------------

     "Board of Directors" has the meaning specified in (S)6 of the Notes.
      ------------------

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
which is not a day on which banking institutions in the Borough of Manhattan, The City of New York or Boston, Massachusetts are authorized or obligated by law or executive order to close.

     "Change of Control Date" shall mean the date of the first acquisition
      ----------------------
subsequent to March 3, 1994 by any Person, or related Persons which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, of (i) beneficial ownership of shares of the issued and outstanding capital stock of the Company possessing more than 50% of the voting power to elect members of the Board of Directors or (ii) all or substantially all of the properties and assets of the Company.

     "Closing Date" has the meaning specified in (S)1.2.
      ------------

     "Commission" means the Securities and Exchange Commission or any
      ----------
governmental body succeeding to such of its authority an may from time to time be relevant to this Agreement and the transactions contemplated hereby.

     "Debt Test Default" shall mean failure by the Company to comply with the
      -----------------
provisions of (S)6.9(a).

     "Exchange Date" has the meaning specified in Section (S)6 of the Notes.
      -------------

     "Event of Default" has the meaning specified in (S)7 of the Notes.
      ----------------

     "Exchange Act" has the meaning specified in Exhibit E hereto.
      ------------

     "Incorporated Documents" has the meaning specified in Exhibit E hereto.
      ----------------------

     "Indebtedness" has the meaning set forth in (S)6 of the Note.
      ------------

     "Indenture" has the meaning specified in (S)5.2.
      ---------

     "1998 Indenture" has the meaning specified in (S)1.2.
      --------------

     "Notes" has the meaning specified in (S)1.1.
      -----

     "Person" means any individual, corporation, partnership, joint venture,
      ------
trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Prospectus" has the meaning specified in Exhibit E hereto.
      ----------

     "Public Notes" has the meaning specified in (S)5.1.
      ------------

     "Public Note Resolutions" has the meaning specified in (S)5.2.
      -----------------------

     "Registration Statement" has the meaning specified in Exhibit E hereto.
      ----------------------

     "Securities Act" has the meaning specified in Exhibit E hereto.
      --------------

     "Subsidiary" has the meaning specified in (S)6 of the Notes.
      ----------

     "Total Capital" means the sum of Total Indebtedness and Total Net Worth.
      -------------

     "Total Indebtedness" means all Indebtedness of the Company and its
      ------------------
Subsidiaries on a consolidated basis.

     "Total Net Worth" means the excess of the (i) total assets of the Company
      ---------------
and its Subsidiaries over (ii) total liabilities of the Company and its Subsidiaries, on a consolidated basis.

     "Trustee" has the meaning specified in (S)5.2.
      -------

     "Trust Indenture Act" has the meaning specified in Exhibit E hereto.
      -------------------

     (S)9.     Communications.  All communications provided for under this
               --------------
Agreement or under the Notes or the Public Notes (other than payments in respect thereof which shall be made in accordance with (S)5.1) shall be in writing, and if to you, mailed (by registered or certified mail) or delivered at the address set forth in Annex I hereto or sent by telecopier to the number set forth in Annex I hereto and if to the Company, mailed (by registered or certified mail) or delivered to the Company at its office at 80 Ashby Road, Bedford, Massachusetts 01730, Attention: Chief Financial Officer, or sent to the Chief Financial Officer by telecopier, number (781) 275-1071, or addressed to either party at any other address in the United States of America that such party shall hereafter designate by written notice to the other party.

     (S)10.    Miscellaneous.
               -------------

     (S)10.1.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws, except as required by mandatory provisions of law.

     (S)10.2.  No Oral Change.  This Agreement may not be changed orally, but
               --------------
only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     (S)10.3.  Successors and Assigns.  Except as otherwise provided in (S)6.1,
               ----------------------
(S)6.3, (S)6.8 and (S)6.9, all covenants, agreements, representations and warranties made herein or in certificates delivered in connection herewith by or on behalf of the Company shall survive the issue and delivery of the Notes and the Public Notes to you, and shall bind the successors and assigns of the Company, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of your successors and assigns, including any subsequent holder of any of the Notes or the Public Notes.

     (S)10.4.  Headings.  The headings of the sections and subsections of this
               ---------
Agreement are for convenience only and do not constitute a part of this Agreement.

     (S)10.5.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      If the foregoing is in accordance with your understanding of our agreement, please sign the form of acceptance on the enclosed counterpart of this letter agreement and return one of the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                              Very truly yours,

                              MILLIPORE CORPORATION


                              BY:__________________________

                              Its:_________________________


                           THE FOREGOING AGREEMENT IS
hereby agreed to as of the
date hereof.

METROPOLITAN LIFE INSURANCE
   COMPANY
By:__________________________

Its:_________________________


By:__________________________

Its:_________________________

                                    ANNEX I
                                    -------
                                                             Aggregate Principal
                                                             Amount of Notes To
Purchaser                                                     Be Purchased
---------                                                    -------------------

METROPOLITAN LIFE
INSURANCE COMPANY

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds not later than 12:00 noon New York time on the date payment is due for credit to:

Metropolitan Life Insurance Company -
Corporate Investments, Account
No. 002-2-410591
The Chase Manhattan Bank, N.A.
Metropolitan Branch
33 East 23rd Street
New York, New York  10010
ABA # 021000021

Each such wire transfer shall set forth the name of the Company, the coupon rate of the Notes, a reference to PPN 601073A@8 and shall request the bank to send a credit advice to Metropolitan Life Insurance Company.

Addresses for all communications and notices:

Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010
Attention: Treasurer

with a copy to:

Metropolitan Life Insurance Company
Corporate Investments
200 Park Avenue, 21st floor
New York, New York 10166
Attention: Vice President
Telecopier Number: (212) 692-5784

                                   EXHIBIT A

                             MILLIPORE CORPORATION

                                  SENIOR NOTE
                               DUE MARCH 3, 2004


 R-1                                                      Boston, Massachusetts
$100,000,000                                              March 3, 1994

MILLIPORE CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter called the "Company"), for value received, hereby promises to pay to METROPOLITAN LIFE INSURANCE COMPANY or registered assigns, on March 3, 2004, the principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (or so much thereof as shall not have been prepaid) in such coin or currency of the United States of America as at the time of payment shall be legal lender for public and private debts, at the principal office of the Bank of Boston, in the city of Boston, State of Massachusetts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) at said office, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, semi-annually on the 3rd day of March and September in each year, commencing September 3, 1994, at the rate of 6.78% per annum until March 3, 1995 and at the rate of 7.03% per annum from March 3, 1995 until such unpaid portion of such principal amount shall have become due and payable and at the Overdue Interest rate thereafter and, so far as may be lawful, on any overdue installment of interest at the Overdue Interest Rate.

          (S)(S)1.   The Notes,  Exchanges, etc.
                     --------------------------

          (S)1.01.   The Notes.
                     ---------

          This Note is one of an authorized issue of registered senior promissory notes (hereinafter called the "Notes"), each in the denomination of $1,000 or a multiple thereof, made by the Company in an aggregate principal amount of $100,000,000, maturing on March 3, 2004, and bearing interest payable at the same rates and on the same dates as the interest on the principal amount of this Note.

          (S)1.02.  Transfer or Exchange of Notes.
                    -----------------------------

          The Notes are issuable only as registered Notes. The Company will keep at its office or agency maintained as provided in (S)3.02 a register in which the Company shall provide for the registration and registration of transfer of the Notes.

          The holder of any Note may, at its option and either in Person or by duly authorized attorney, surrender the same at said office for registration of transfer or exchange, accompanied if surrendered for transfer by a written instrument of transfer duly executed by such holder or attorney. In case any holder shall so request transfer or exchange of a Note held by it, the Company shall, without expense to such holder (other than transfer taxes, if any), deliver to or upon its order one or more Notes in the same aggregate unpaid principal amount as the Note so surrendered, each dated the later of the date of, or the date to which interest has been paid on, the Note so surrendered, in the principal amount of $1,000 or an integral multiple thereof, and registered in such name or names as shall be specified by such holder. Every Note so made and delivered in exchange for this Note shall be in the same form and have the same terms as this Note, except for date, principal amount and name of the registered holder.

          (S)1.03.  Loss, Theft or Destruction of Notes.
                    -----------------------------------

          Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of a bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new Note of like tenor and unpaid principal amount and dated the later of the date of, or the date to which interest has been paid on, the lost, stolen, destroyed or mutilated Note.

          (S)l.04.  Persons Deemed Owners.
                    ---------------------

          Prior to due presentment for registration of transfer of this Note, the Company may deem and treat the registered holder hereof as the absolute owner of this Note for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on this Note, and for the purpose of any notice, waiver or consent hereunder, and payment of this Note shall be made only to or upon the order in writing of such holder.

          (S)(S)2.  Prepayment of Notes.
                    -------------------

          (S)2.01.  Optional Prepayments.
                    --------------------

          Upon notice given as provided in (S)2.02, the Company at its option may prepay the Notes at any time as a whole or in part from time to time (in multiples of $1,000,000 principal amount) at the Yield Maintenance Price. Each such notice shall specify on which such prepayment is to be made (the "Redemption Date"), the principal amount of the Notes of each holder so to be prepaid and the interest accrued thereon to the Redemption Date.

          On the Calculation Date, the Computing Holder shall give written notice to the Company of the amount of the Yield Maintenance Price of the principal amount of the Notes so to be prepaid, which notice shall set forth in reasonable detail the computation thereof; provided, however, that the failure of the Computing Holder to make
         --------  -------
such determination shall not affect the obligation of the company to pay such Yield Maintenance Price when due in accordance with the terms of the Notes and the Computing Holder shall have no liability to the Company or any other holder for its failure to make such determination. The Yield Maintenance Price set forth in such notice shall be binding on the Company and all of the holders, absent manifest error.

          Promptly after each such Calculation Date, the Company shall deliver to each holder of Notes on or before such Redemption Date a certificate signed by a principal financial officer of the company setting forth the Yield Maintenance Price of the principal amount of the Notes held by such holder so to be prepaid, accompanied by a copy of the written notice by the Computing Holder referred to above (which sets forth the computation of the Yield Maintenance Price of the Notes held by the Computing Holder).

          (S)2.02.  Notice of Prepayment and Other Notices.
                    --------------------------------------

          The Company shall give written notice of any prepayment of this Note or any portion hereof pursuant to (S)2.01 not less than 30 nor more than 60 days prior to the date fixed for such prepayment in such notice, which notice shall specify the amount so to be prepaid, together with the interest to be paid thereon and the date fixed for such prepayment. Any notice of prepayment and all other notices to be given to any holder of this Note shall be given by registered or certified mail to such holder at its address designated on the date of such notice on the register or other record maintained by the Company.

          (S)2.03.  General Provisions concerning Prepayments.
                    -----------------------------------------

          In the event of any prepayment of less than all the outstanding Notes pursuant to (S)2.01, the Company will allocate the principal amount so to be prepaid (but only in units of ,000) among the holders of Notes in proportion, as nearly as may be, to the respective principal amounts of such Notes not theretofore called for prepayment of which they shall be holders.

          Upon notice of any prepayment pursuant to (S)2.01 being given as provided in (S)2.02, the Company covenants and agrees that it will prepay on the date therein fixed for prepayment the principal amount of this Note so to be prepaid as specified in such notice at the Yield Maintenance Price together with interest accrued thereon to such date fixed for prepayment.

          (S)2.04.  Surrender of Notes; Notation Thereon.
                    ------------------------------------

          The Company may, as a condition of Payment of all or any of the principal of, premium, if any, or interest on this Note, require the holder to present this Note for notation of such payment and, if this Note be paid in full, require the surrender hereof.

          (S)2.05.  Interest After Date Fixed for Prepayment.
                    ----------------------------------------

          This Note or any portion hereof to be prepaid pursuant to (S)2.01 shall cease to bear interest on and after the date fixed for such prepayment, unless upon presentation for the purpose, the Company shall fail to pay this Note or such portion, as the case may be, on or before the date fixed for such prepayment, in which event this Note or such portion, as the case may be, shall bear interest on the principal amount thereof or the Yield Maintenance Price as the case may be, at the Overdue Interest Rate from and after such date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at the Overdue Interest Rate.

          (S)2.06.  Prepayment By Delivery of Public Notes
                    --------------------------------------

          A.   Subject to and upon compliance with the provisions of this
(S)2.06, the Company, at its option, may prepay and thereby satisfy finally and in full the Notes, as a whole, (but not less than the whole) at any time on or prior to March 3, 1995 at the principal amount thereof then outstanding, together with interest thereon to the date fixed for such prepayment, which aggregate amount of principal and accrued interest shall be paid and satisfied by the Company by the delivery to each holder of Notes against delivery of the Notes to the Company for cancellation of (i) a non-interest bearing promissory note of the Company made in favor of such holder providing for the payment on the next date which would otherwise have been an interest payment date hereunder of a principal amount equal to the interest accrued on the Note to the date fixed for prepayment and (ii) duly issued Public Notes, dated as of the Exchange Date, and payable to such Person or Persons, or registered assigns, all as may be designated by such holder, for the same aggregate principal amount as the principal amount of the Notes being prepaid by the delivery of such Public Notes. The Company shall give written notice of the prepayment of this Note in accordance with this (S)2.06 not less than 15 nor more than 60 days prior to the date fixed for prepayment in such notice, which date shall be known hereinafter as the "Exchange Date".

          B. The right of the Company to prepay and thereby satisfy in full the Notes on the exchange date in the manner provided in paragraph A hereof shall be subject to the execution and delivery of, and the satisfaction and performance of all of the terms and conditions of (S)5 of the Agreement. Notwithstanding anything to the contrary herein contained, the Company shall provide the holders of Notes with copies of any Registration Statement, Prospectus or any amendment or supplement thereto which are intended to be filed with the Commission at least 5 Business Days prior to the intended filing thereof. In the event that any such holder objects to all or any portion of such document, the Corporation shall not file the same with the Commission until such document, as modified, supplemented or otherwise altered, as the case may be, shall be approved by the dissenting holder, which approval shall not unreasonably be withheld.

            C. Upon the giving of written notice of the intent of the Company to prepay this Note in compliance with the provisions of paragraph A hereof, the Company will prepay the Note on the Exchange Date in accordance with the provisions of this Note.

            D. Any Note prepaid pursuant to the provisions of this (S)2.06 shall be deemed to have been paid and satisfied finally and in full by the company by the delivery of the promissory note and Public Notes referred to in paragraph A hereof, shall cease to be outstanding, shall be cancelled and destroyed and the holder thereof shall cease to have any further rights in, under or to such Note except to receive the promissory note and the Public Note referred to in paragraph A hereof, and such promissory note and the Public Notes shall be deemed to have been received by the holder in full and final payment and absolute satisfaction of the Note and the indebtedness evidenced thereby and the Company shall cease to have any further obligations with respect to the Note and the indebtedness evidenced thereby. The provisions of (S)2.05 hereof shall apply mutatis mutandis to any prepayment by the Company under this (S)2.06.
      ----------------

          (S)(S)3.  Affirmative Covenants.
                    ---------------------

            The company covenants and agrees that so long as this Note shall be outstanding:

          (S)3.01.   To Pay Notes.
                     ------------

          The Company will punctually pay or cause to be paid the principal, interest and Yield Maintenance Price, if any, to become due in respect of this Note according to the terms hereof.

          (S)3.02.  Maintenance
                    -----------

          The Company will maintain an office or agency in Bedford, Massachusetts, (or such other place in the United States of America as the Company may designate in writing to the holder hereof) , where notices, presentations and demands to or upon the Company in respect of the Notes may be given or made.

          (S)3.03.  Existence.
                    ---------

          Subject to (S)4.03, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and corporate franchises; provided, however, that the
                                                  --------  -------
Company will not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous-in any material respects to the holder of any Note.

          (S)3.04.  Financial Statements; Compliance Certificates; Additional
                    ---------------------------------------------------------
Information and Inspection.
---------------------------

          A.   Financial Statements and Reports.  So long as you (or a nominee
               ---------------------------------
designated by you) shall hold any of the Notes, the Company will deliver to you in duplicate:

           (1) as soon as practicable, and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year of the Company, the consolidated statement of income consolidated stockholders' equity and consolidated cash flows of the Company and its Subsidiaries for such period and for that part of the fiscal year ended with such quarterly period and consolidated balance sheets of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding figures as at the end of and for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto and except that footnotes shall not be required) and certified by the chief financial officer of the Company as presenting fairly the consolidated financial condition and results of operations and consolidated cash flows of the Company and its Subsidiaries as at the end of and for the fiscal periods to which they relate, subject to year-end audit adjustments;

           (2) as soon as practicable, and in any event within 90 days after the end of each fiscal year, the consolidated balance sheet and related statements of consolidated income, consolidated stockholders' equity and consolidated cash flows of the Company and its Subsidiaries as at the end of and for such year, setting forth in each case in comparative form the corresponding figures of the previous fiscal year, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto) and certified by the chief financial officer of the Company as presenting fairly the financial condition and results of operations and consolidated cash flows of the Company and its Subsidiaries as at the end of and for the fiscal period to which they relate, and accompanied by a report or opinion of independent auditors of recognized national standing selected by the Company stating that such financial statements present fairly the consolidated financial condition and results of operations and consolidated cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently applied (except for changes in application with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

     (3) concurrently with the financial statements delivered pursuant to
(S)3.04A(2), the written statement of said accountants that in making the audit necessary for their report or opinion on said financial statements they have obtained no knowledge of any Event of Default or event which, with notice or lapse of time or both, would constitute such Event of Default or, if such accountants shall have obtained knowledge of any Event of Default or event, they shall disclose in such statement the Event of Default or event and the nature and status thereof; but such accountants shall not be liable, directly or indirectly, to anyone for any failure to obtain knowledge of any such Event of Default or event;

     (4)   concurrently with the financial statements delivered pursuant to
(S)3.04A(2), a Certificate of the chief financial officer of the Company (a) setting forth, as of the end of the preceding fiscal year, the extent to which the Company and its Subsidiaries have complied with the requirements of
(S)(S)4.01 and 4.02 of the Notes and (S)6.9(a) of the Agreement, including in each case a brief description, together with all necessary computations, of the manner in which such compliance was determined, (b) stating that a view of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under his supervision to determine whether the Company has fulfilled all of its obligations under the Agreement and the Notes and (c) stating that, to the best of his knowledge, the Company is not and has not been in default in the fulfillment of any of the terms, covenants, provisions or conditions hereof or thereof, or, if any such default exists or existed, specifying such default or defaults and the nature and status thereof;

     (5) as soon as practicable, copies of all such financial statements, proxy statements and reports as the Company shall send to its stockholders and all registration statements and regular periodic reports, if any, which it or any of its Subsidiaries may file with the Securities and Exchange Commission or any governmental agency or agencies substituted therefor or with any national securities exchange;

     (6) immediately upon a responsible officer of the Company becoming aware of the existence of a condition, event or act which constitutes an Event of Default or an event of default under any other evidence of Indebtedness of the Company or any Subsidiary, or which, with notice or lapse of time or both, would constitute such an Event of Default or event of default, a written notice specifying the nature and period of existence thereof and what action the Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto; and

     (7) such other information as to the business and properties of the Company and of its Subsidiaries as you may from time to time reasonably request.

           (S)3.05.  Inspection.  So long as you (or a nominee designated by
                     ----------
you) shall hold any of the Notes, you shall have the right to visit and inspect, at your expense, any of the Properties of the Company or of any of its Subsidiaries and its books of account and those of its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its and their officers and independent public accountants, all at such reasonable times and as often as you may reasonably request.

          (S)(S)4.   Restrictive Covenants.
                     ---------------------

          The Company covenants and agrees that so long as this Note shall be outstanding:

          (S)4.01.   Limitations on Liens.   Neither the Company nor any of its
                     --------------------
Subsidiaries shall mortgage or pledge, or permit to be created any mortgage, pledge or other lien or encumbrance (such mortgages, pledges, liens or encumbrances being referred to herein as "Liens") upon any of its property or assets to secure Indebtedness, and shall from time to time take such steps as may be necessary effectively to prevent any subsidiary from mortgaging or pledging, or permitting any Lien to be created upon any of the property or assets of such Subsidiary to secure Indebtedness, without making effective provisions whereby the Notes then outstanding shall be secured by such Lien equally and ratably with the Indebtedness thereby secured, so long as any such other Indebtedness is so secured; provided, however, that nothing contained in this (S)4.01 shall prevent, restrict or apply to:

     (1) Liens existing on the date hereof securing Indebtedness outstanding on the date hereof;

     (2) Liens existing on any asset or shares of stock of any corporation at the time such corporation becomes a Subsidiary;

     (3) Liens on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing, improving or repairing such asset (including, without limitation, Liens incurred in connection with industrial revenue bonds), provided that such Lien attaches to such asset concurrently with or within 120 days after the acquisition, construction, improvement or repair thereof;

     (4) Liens on any asset or shares of stock of any corporation existing at the time such corporation is merged into or consolidated with the Company or a subsidiary;

     (5) Liens existing on any asset or shares of stock prior to the acquisition thereof by the company or a Subsidiary;

     (6) Liens arising pursuant to any statute or order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

     (7) Liens securing Indebtedness of a Subsidiary owing to the company or another Subsidiary;

     (8) Liens securing taxes, assessments or governmental charges not yet delinquent or being contested in good faith by appropriate proceedings;

     (9) Liens securing obligations owing to landlords and mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings; and

     (10) Liens arising out of the refinancing, extension, renewal or refunding of any indebtedness secured by any Lien permitted by any of the foregoing clauses of this (S)4.01, provided that such Indebtedness is not secured by any additional assets.

Notwithstanding the foregoing provisions of this (S)4.01, the Company and its subsidiaries may, without securing the Notes then outstanding, create Liens securing Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate amount (including the value of any Sale and Leaseback Transaction not otherwise permitted by (S)4.02 or clauses (1) through
(10) of this (S)4.01 which does not at the time exceed 15% of Consolidated Net Tangible Assets.

          (S)4.02.  Limitation on Sale and Leaseback Transactions.  The Company
                    ---------------------------------------------
will not, and will not permit any Restricted Subsidiary to sell or transfer any Important Property owned by it with the intention of taking back a lease on such property unless the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of (S)4.01 hereof to incur Secured Debt equal in amount to the amount of the Attributable Debt resulting from such Sale and Leaseback Transaction without equally and ratably securing the Rates. This covenant shall not apply to Attributable Debt with respect to any Sale and Leaseback Transaction if:

     (a) the lease in such Sale and Leaseback Transaction is for a period not exceeding three years and the Company or the Restricted Subsidiary which is a party to such lease intends that its use of such property will be discontinued on or before the expiration of such period; or

     (b) the sale or transfer of the Important Property is made prior to, at the time of, or within 180 days after the later of the date of the acquisition (including acquisition through merger or consolidation) of such Important Property or the completion or construction thereof; or

     (c) the Company or Restricted Subsidiary applies an amount equal to the value of the property so leased (as determined in any manner approved by the Board of Directors) to (i) the retirement, within 180 days after the effective date of such arrangement, of any part of Consolidated Funded Debt or (ii) the Purchase of other property which will constitute an Important Property or Important Properties, or both (i) and (ii) ; provided, however, that the amount
                                             --------  -------
to be so applied to the retirement of Consolidated Funded Debt or the purchase of Important Property may be reduced by (i) the principal amount of any Notes prepaid within 180 days before or after the effective date of any such arrangement, and (ii) the principal amount of any Consolidated Funded Debt, other than Notes, retired by the Company or a Restricted Subsidiary within 180 days before or after the effective date of any such arrangement. Notwithstanding the foregoing, no retirement referred to in this clause (c) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision or by retirement of Consolidated Funded Debt of the Company which is subject and subordinated in right of payment to the obligations of the Company in respect of the Notes; or

     (d) the lease in such Sale and Leaseback Transaction secures or relates to obligations issued by a governmental body, to finance the acquisition or construction of property; or

     (e) the Sale and Leaseback Transaction is between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries.

          (S)4.03.  Consolidation, Merger.  Conveyance, Transfer.
                    --------------------------------------------

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

     (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof of the District of Columbia and shall expressly assume, by a written instrument in form satisfactory to you, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant contained in the Notes or in the Agreement on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing;

     (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be Permitted by (S)4.01, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or Prior to) all indebtedness secured thereby; and

     (4) the Company has delivered to you a certificate of an authorized officer of the Company and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer of lease complies with this (S)4.03 and that all conditions precedent herein provided for relating to such transactions have been complied with.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this
(S)4.03, the successor Person formed by such consolidation or in which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and any exercise every right and power of, the Company under this Note or the Agreement with the same effect as if such successor Person had been named as the Company herein and therein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Agreement and the Notes.

          (S)5.  Consents, Waivers and Amendments.
                 --------------------------------

          Any term, covenant, agreement or condition of the Notes may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more written instruments signed by the holder or holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding; provided, however, that
                         --------  -------

          A. no such amendment or waiver shall, without the Consent of the holders of all outstanding Notes,

               (1) change the maturity of the principal of, or any installment of interest on any of the Notes, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof including, without limitation, the Yield Maintenance Price, or subordinate or otherwise modify the terms of payment of the principal thereof or premium or interest thereon including, without limitation, extend the time for any such payment, or

               (2)  give to any Note any preference over any other Note, or

               (3) reduce the percentage of holders of Notes requited to approve any such amendment or effectuate any such waiver; and

          B. no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

          Any amendment or waiver pursuant to this Section shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not a notation of such amendment or waiver shall have been made on such Note. In the case of an amendment or waiver of the character described in (S)5A, the holder of each Note agrees to make a notation on such outstanding Note to indicate that such amendment or waiver has been effected. In the case of any other amendment or waiver, no notation need be made on the Notes at the time outstanding, but any Note executed and delivered thereafter may, at the option of the Company, bear a notation referring to any such amendment or waiver then in effect. For purposes of determining whether the holders of outstanding Notes of the requisite aggregate principal amount at any time have agreed or consented to any amendment or waiver pursuant to the provisions of this Section, any Notes owned by the Company, any Subsidiary or any Affiliate shall be disregarded and deemed not to be outstanding.

          The Company will not increase the rate of interest on any Note or grant any holder of any Note any benefit or payment for or in connection with any amendment or waiver in respect of the Notes, whether pursuant to this Section or otherwise, unless such increase in interest or other benefit or payment is extended on the same terms ratably to all other holders of Notes at the time outstanding.

          (S)6.  Definitions.
                 -----------

          For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires:

          "Affiliate" means any Person which, directly or indirectly, controls
           ---------
or is controlled by or is under common control with the Company or which beneficially owns or holds 5% or more of any class of stock of the Company. For purposes of this definition, control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and "controlled" have meanings correlative to the foregoing.

          "Agreement" means the Note Purchase and Exchange Agreement dated March
           ---------
3, 1994 among the Company and MetLife entered into in connection with the issuance of the Notes.

          "Attributable Debt" means, with respect to any particular lease under
           -----------------
which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates there of to such date at the rate per annum borne by the Notes. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and any additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts. In the case of any lease which is terminable by the lessee, such rent amount shall also include the amount of any penalty payable by the lessee upon such termination, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Board of Directors" means either the board of directors of the
           ------------------
Company or any duly authorized committee of that board.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York or Boston, Massachusetts are authorized or obligated by law or executive order to close.

          "Calculation Date" means the date on which the Yield Maintenance Price
           ----------------
on the Notes being prepaid pursuant to (S)2.01 is to be determined by the Computing Holder with respect to such Notes which date shall be the fifth Business Day prior to the Redemption Date established pursuant to (S)2.01.

          "Capital Lease" means which is, in accordance with generally accepted
           -------------
accounting principles, be capitalized on a balance sheet of the lessee.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, or any successor provision thereto.

          "Computing Holder" means as of a Calculation Date with respect to the
           ----------------
prepayment of Notes pursuant to (S)2.01, the holder of the largest aggregate principal amount of the outstanding Notes. For purposes of such determination, the holder of any Note and any of its affiliates or subsidiaries that are holders of any Notes shall be treated as one holder.

          "Consolidated Funded Debt" means Funded Debt of the Company and its
           ------------------------
consolidated Subsidiaries, determined on a Consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Net Tangible Assets" means the aggregate amount of
           --------------------------------
assets (less applicable reserves) after deducting therefrom (a) all current liabilities and (b) all amounts representing goodwill, trade names, trade marks, patents, debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Company and its Subsidiaries and computed in accordance with generally accepted accounting principles.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means each "person" (as defined in Section 3(9) of
           ---------------
ERISA) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414 (b) , (c), (m) or (o) of the Code.

          "ERISA Plan" means any of the following "employee benefit plans" (as
           ----------
defined in Section 3(3) of ERISA) but only to the extent any of them is subject to regulation under ERISA:

          (i)    Pension Plan as defined in Section 3(2) of ERISA;
                 ------------

          (ii)   Defined Benefit Plan means a Pension Plan of the type
                 --------------------
                 defined in Section 3(35) of ERISA;

          (iii)  Multi-Employer Plan means a Pension Plan of the type defined
                 -------------------
                 in Section 3(37) of ERISA; and

          (iv)   Welfare Plan as defined in Section 3(1) of ERISA.
                 ------------

          "Events of Default" has the meaning specified in (S)7.01.
           -----------------

          "Exchange Date" shall have the meaning set forth in (S)2.06.
           -------------

          "Funded Debt" means all Indebtedness maturing more than one year after
           -----------
the date of determination thereof and all Indebtedness, regardless of its term, renewable by the obligor pursuant to the terms thereof for more than one year after the date of the creation of the Indebtedness which, would in accordance with generally accepted accounting principles, be classified as long-term debt.

          "Important Property" means any manufacturing plant or other building,
           ------------------
structure or other facility owned or leased by the company or any Subsidiary, whether now owned or hereafter acquired which, in the opinion of the Board of Directors, is of material importance to the total business conducted by the Company and its Subsidiaries as a whole.

          "Indebtedness" means (a) all items of indebtedness for money borrowed
           ------------
and all Capitalized Leases, whether now existing or hereafter created, and (b) all items of indebtedness for money borrowed and Capitalized Leases of another which are guaranteed, directly or indirectly, in any manner or are in effect guaranteed through any agreement or other arrangement, even if not designated as a guarantee, designed to provide funds for or to secure payment or performance of such indebtedness for money borrowed or Capitalized Leases of another.

          "MetLife" means Metropolitan Life Insurance Company, a corporation
           -------
organized under the laws of the State of New York and its successors and assigns.

          "Overdue Interest Rate" means the greater of the interest rate on the
           ---------------------
Notes in effect, from time to time, plus 2% per annum and the rate of interest publicly announced by The Chase Manhattan Bank, N.A. from time to time in New York City as its corporate base rate of interest.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Public Notes" has the meaning set forth in (S)8 of the Agreement.
           ------------

          "Restricted Subsidiary" means a Subsidiary which owns or leases any
           ---------------------
Important Property.

          "Sale and Leaseback Transaction" means the sale or transfer of any
           ------------------------------
Important Property owned by the Company or any Restricted Subsidiary with the intention of taking back a lease on such property.

          "Secured Debt" means indebtedness for money borrowed that is secured
           ------------
by a Lien on (a) any Important Property of the Company or any Restricted Subsidiary (but not including a property determined not to be an Important Property of the Company or a Restricted Subsidiary by the Board of Directors in its discretion) or on (b) any shares of stock or indebtedness of an Restricted Subsidiary.

          "Significant Subsidiary" means a Subsidiary, including its
           ----------------------
Subsidiaries, which meets any of the following conditions: (i) the Company's and its other Subsidiaries' investments in, and advances to, such Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, or (ii) the company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year, or (iii) the Company's and it's other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the Subsidiary exceeds 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year. For purposes of making the prescribed income test, when a loss has been incurred by either the Company and its Subsidiaries consolidated or the tested Subsidiary, but not both, the equity in the income or loss of the tested Subsidiary should be excluded from the income of the Company and its Subsidiaries consolidated for purposes of the computation; and if income of the company and its Subsidiaries consolidated for the most recent fiscal year is at least 10% lower than the average of the income for the last five fiscal years, such average income should be substituted for purposes of the computation, with any loss years omitted for purposes of computing average income.

          "Subsidiary" means a corporation more than 50% of the outstanding
           ----------
voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

          "Yield Maintenance Price" means, with respect to any principal amount
           -----------------------
of Notes being prepaid pursuant to (S)2.01 the greater of (1) the sum of the respective Payment values of each prospective interest payment and the principal payment at maturity in respect of the Notes so being prepaid pursuant to (S)2.01 (the amount of each such payment being herein referred to as a "Payment"), and
(2) the unpaid principal amount of the Notes so being prepaid. The Payment Value of each Payment shall be determined by discounting such Payment at the Reinvestment Rate for the period from the scheduled date of such Payment to the applicable date of prepayment. The Reinvestment Rate is the sum of (a) .25% and (b) the yield which shall be imputed from the yields of those actively traded "On The Run" United States Treasury securities, as reported on the Cantor-Fitzgerald brokerage screen available on Telerate Information Systems (page 500 mid point of Bid/Ask price), having maturities as close as Practicable to the final maturity of the Notes so to be prepaid or, if such yields shall not be reported as of such time or the Yields reported as of such time are not ascertainable in accordance with the preceding, clause, then the arithmetic mean of the rates, published for the 5 Business Days preceding the applicable calculation Date, in the weekly statistical release designated H.15(519) (or any successor publication) of the Board Governors of the Federal Reserve, System under the caption "U.S. Government Securities--Treasury Constant Maturities" opposite the maturity corresponding to the final maturity of the Notes, (rounded to the nearest month) so to be prepaid or accelerated, as the case may be. If no maturity exactly corresponding to such final maturity of the Notes shall appear therein, yields for the next longer and the next shorter published maturities shall be calculated pursuant to the foregoing sentence and the Yield Maintenance Price shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month). The yields of such United States Treasury securities (under both of the methods described above) shall be determined as of 10:00 a.m., New York time, on the Calculation Date.

          All "accounting terms" used herein and not expressly defined in this Note shall have the meanings respectively given to them in accordance with generally accepted accounting principles as they exist at the date of applicability thereof.

          (S)(S)7.  Defaults and Remedies.
                    ---------------------

          (S)7.01.  Events of Default.
                    -----------------

          If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgement, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     A. default in the payment of any interest upon any Note when such interest becomes due and payable and such default shall continue for a period of five-days; or

     B. default in the payment of principal of (or premium, if any, on) any Note when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

     C. in the performance or observance of any other covenant, agreement or condition contained in this Note or in the Agreement and continuance of such default for a period of 30 days after written notice thereof, specifying such default and requiring it to be remedied, shall have been given to the Company by the holder of any Note; or

     E. default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, having an aggregate principal amount outstanding which, when aggregated with all such other indebtedness then in default, is in excess of $5,000,000 (other than the Notes), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness (in the aggregate in excess of $5,000,000) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled; or

     F. the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the company or any Significant subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a Period of 60 consecutive days; or

     G. the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such Petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant subsidiary in furtherance of any such action; or

       H. any representation by or on behalf of the Company in the Agreement or any certificate or instrument furnished in connection therewith or with the Notes proves to have been false or misleading in any material respect as of the date given;

then (i) upon the occurrence of any Event of Default described in (S)(S)7.01F or 7.01G with respect to the Company (each a "Bankruptcy Default"), all of the Notes shall automatically become immediately due and payable, (ii) upon the occurrence of any Event of Default described in (S)7.01A or (S)7.01B, the holder of any Note may at any time during its continuance, by written notice to the Company, declare such Note to be due and payable, whereupon such Note shall forthwith mature and become due and payable or (iii) upon the occurrence of any Event of Default other than a Bankruptcy Default, the holder of holders of at least a majority in principal amount of the Notes then outstanding (exclusive of any Notes held by the Company, any Subsidiary or any Affiliate of the Company) may at any time during its continuance, by written notice to the Company, declare all of the Notes to be due and payable, whereupon in each case all of the Notes shall forthwith mature and become due and payable.

          The amount payable upon the occurrence of an Event of Default shall be the entire unpaid principal amount of the Notes, together with interest accrued thereon, to the extent permitted by law, to the date of payment, and such amount shall be payable without presentment, demand, protest or other requirement of any kind, all of which are expressly waived by the Company.

          (S)7.02.  Suits for Enforcement.
                    ---------------------

          In case an Event of Default shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note. If any holder of a Note shall demand payment thereof or take any other action in respect of an Event of Default, the Company will forthwith give written notice to the other holders of Notes specifying such action and the nature and status of the Event of Default.

          (S)7.03.  Remedies Not Waived.
                    -------------------

           No course of dealing between the holder hereof and the Company or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof.

          (S)7.04.  Remedies Cumulative.
                    -------------------

           No remedy herein conferred upon the holder hereof is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or now or hereafter existing-at law or in equity or by statute or otherwise.

          (S)(S)8.  Miscellaneous.
                    --------------

          (S)8.01.  Costs and Expenses.
                    ------------------

          If an Event of Default shall occur, the Company shall occur, the Company shall pay to each holder of the Notes, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder in connection with such Event of Default and such further amount as shall be sufficient to cover the cost and expense of collection, including reasonable compensation to the attorneys and counsel of such holder for any services rendered in that connection, upon the Notes held by such holder.

          (S)8.02.  Covenants Bind Successors and Assigns.
                    -------------------------------------
          All covenants and agreements in this Note by the Company shall bind its successors and assigns, whether so expressed or not.

          (S)8.03.  Governing Law.
                    --------------

          This Note shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

          (S)8.04.  Headings.
                    ---------

          The Section headings herein are for convenience only and shall not affect the construction hereof.


          IN WITNESS WHEREOF, MILLIPORE CORPORATION, has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the day and year first above written.


                                    MILLIPORE CORPORATION


                                    By:
                                    Its:

                                   EXHIBIT B

                            MILLIPORE CORPORATION,
                         DOMESTIC AND FOREIGN ENTITIES

DOMESTIC ENTITIES:

     NAME OF ENTITY:                               STATE OF ORGANIZATION:
     ---------------                               ----------------------
          IMMUNOSYSTEMS INCORPORATED                     MAINE
          MILLICORP, INC.                                DELAWARE
          MILLIPORE ASIA LIMITED                         DELAWARE
          MILLIPORE CIDRA, INC.                          DELAWARE
          MILLIPORE CORPORATION                          MASSACHUSETTS
          THE MILLIPORE FOUNDATION                       MASSACHUSETTS
          MILLIPORE INTERTECH (V.I.), INC.               U.S. VIRGIN ISLANDS
          MILLIPORE INVESTMENT HOLDINGS-LIMITED          DELAWARE
          MILLIPORP, JAPAN COMPANY L.L.C.                DELAWARE
          MILLIPORE OF NEW HAMPSHIRE, INC.               NEW HAMPSHIRE
          MILLISCOPE, INC.                               DELAWARE
          STERIMATICS CORPORATION                        MASSACHUSETTS


FOREIGN ENTITIES:

     NAME OF ENTITY:                            COUNTRY OF ORGANIZATION:
     ---------------                            ------------------------
          MILLIPORE AB                                SWEDEN
          MILLIPORE AG                                SWITZERLAND
          MILLIPORE A/S                               DENMARK
          MILLIPORE AS                                NORWAY
          MILLIPORE AUSTRALIA PTY. LIMITED            AUSTRALIA
          MILLIPORE B.V.                              THE NETHERLANDS
          MILIPORE (CANADA) LTD.                      CANADA
          MILLIPORE CHINA LIMITED                     HONG KONG
          MILLIPORE GESMBH                            AUSTRIA
          MILLIPORE GMBH                              GERMANY
          MILLIPORE IBERICA, S.A.                     SPAIN
          MILLIPORE INDUSTRIA E COMERCIO LTDA.        BRAZIL
          MILLIPORE INTERNATIONAL
          HOLDING COMPANY B.V.                        NETHERLANDS
          MILLIPORE IRELAND B.V.                      THE NETHERLANDS
          MILLIPORE KOREA CO. LTD.                    KOREA
          MILLIPORE OY                                FINLAND
          MILLIPORE S.A.                              FRANCE

          MILLIPORE S.A. DE C.V.                      MEXICO
          MILLIPORE S.A./N.V.                         BELGIUM
          MILLIPORE S.P.A.                            ITALY
          MILLIPORE (U.K.) LIMITED                    GREAT BRITAIN
          MINERVA INSURANCE COMPANY LTD.              BERMUDA
          MSUB LTD.                                   GREAT BRITAIN
          NIHON MILLIPORE LIMITED                     JAPAN
          SHALLFORD ENTITY SDN. BHD.                  MALAYSIA

                                   EXHIBIT C
                                   ---------



MILLIPORE CORPORATION
INDEBTEDNESS
MARCH 3,1994


                                                       ASSETS     CAPITAL
COUNTRY/LOCATION                              DEBT     SECURED    LEASE
----------------                              -----    -------    -----
Millipore Corp.: Long Term                   $100,910  $   910    $     0
Millipore Corp.: Short Term                    28,185        0          0
Nihon Millipore, KK (Japan)                    16,387        0          0
Millipore SA (France)                          13,854        0          0
Millipore China Ltd.                              903        0          0
Millipore Korea Co., Ltd.                         871        0          0
Millipore Australia Pty. Ltd.                     543        0        543
All Other - less than                          10,000    5,000      5,000
                                             --------  -------    -------
TOTAL                                        $171,653  $ 5,910    $ 5,543
                                             ========  =======    =======

                                   EXHIBIT D
                   Opinion of General Counsel of the Company

To the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and with power and authority (corporate and other) to own properties and to carry on its business as described in the Annual Report;

     (ii) each active Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is Incorporated and has the corporate power to own properties and to engage in the business carried on by it;

     (iii) each of the Company and its active Subsidiaries is qualified to do business in, and is in good standing under the laws of, each jurisdiction in which the character of the property owned or leased by it or the nature of the business transacted by it makes such qualification necessary and where failure so to qualify would materially adversely affect the business or assets of the Company and its Subsidiaries (considered as one enterprise) or impair their right to enforce any material contracts against others or expose them to substantial liabilities in any such jurisdiction;

     (iv) all the issued shares of capital stock of each active subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable; and all the outstanding shares capital stock of each Subsidiary (except for directors' qualifying shares and other shares required to be held by a person other than the company under applicable law of any foreign jurisdiction) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

     (v) to the best of such counsels knowledge, there are no legal or government proceedings pending to which the Company or any of its Subsidiaries is a party or which any property of the Company or any of its subsidiaries is the subject, other than as set forth in the Annual Report and other litigation or governmental proceedings incident to the kind of business Conducted by the Company, and its Subsidiaries, which individually and in the aggregate are not material to the Company and its Subsidiaries; and to the best of such counsels knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (vi) neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or lease to which it or any of them is a party or by which it or any of them or their properties is bound, which violation or default would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its Subsidiaries considered as one enterprise; and the execution and delivery of the Agreement and the Notes, the incurrence of the obligations set forth therein, the consummation of the transactions contemplated thereby and the compliance by the Company and its Subsidiaries with the terms, conditions and provisions thereof will not conflict with, constitute a breach of or a default under, result in the creation or imposition of any lien pursuant to or result in any violation of the existing provisions of, the charter or by-laws of the Company or any of its Subsidiaries or any bond, debenture, note or other evidence or indebtedness known to such counsel or any contract, indenture, mortgage, loan agreement or lease known to such counsel to which the Company or any of its Subsidiaries is a party or by which it or any of them or their properties is bound or any law, rule, regulation, judgement, decree or award known to such counsel;

     (vii) there is no action, suit or proceeding known to such counsel before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company or any of its Subsidiaries which, either alone or in the aggregate, might reasonably be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its Subsidiaries considered as one enterprise, the consummation of the transactions contemplated by the Agreement or the compliance by the Company with the terms, conditions and provisions of the Agreement and the Notes;

     (viii) the Company and its Subsidiaries have good and marketable title in fee simple to the real property and good and marketable title to all personal property owned by them, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; all property held under lease by the Company and its Subsidiaries is held by then under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries;

      (ix) All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and to the extent owned by the Company, are owned free and clear of all liens, encumbrances, equities or claims.

     (x) the Company has all corporate power and authority necessary to enter into and perform under the Agreement and to issue, sell and deliver the Notes and to carry out the terms of the Agreement and the Notes;

     (xi) the Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization and valid execution and delivery thereof by you) constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except
(a) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally and (b) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; and no consent of the stockholders of the Company is required for the execution and delivery of the Agreement or the Notes;

     (xii) the issuance and sale of the Notes has been duly and validly authorized by all necessary corporate action on the part of the Company, the Notes delivered on the Closing Date have been duly and validly executed and delivered in accordance with the Agreement and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except (a) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights Generally and (b) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

     (xiii) no consent, approval, authorization, order, registration or qualification of or with any Massachusetts or Federal court or any Massachusetts or federal regulatory Authority or other Massachusetts or federal governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or their properties is required for the issue and sale of the Notes or the consummation of the other transactions Contemplated by the Agreement;

     (xiv) it is not necessary, in connection with the offering and delivery of the Notes under the circumstances contemplated by the Agreement, to register the Notes under the Securities Act of 1933, as presently in effect, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as presently in effect;

      (xv) based on the Company's representation set forth in (S)2.14 of the Agreement, the issue and sale of the Notes will not violate Regulation G of the Board of Governors of the Federal Reserve System, and it is not necessary for you to obtain a statement in conformity with the requirements of Federal Reserve Form G-3 under such Regulation G in connection with such issue and sale.

                                   EXHIBIT E
                             MILLIPORE CORPORATION
                        Representations and Warranties
                        ------------------------------


This certificate is delivered pursuant to (S)5.2 of the Note Purchase and Exchange Agreement, dated March 3, 1994, between Millipore corporation, a Massachusetts corporation ("the Company") and Metropolitan Life Insurance Company ("MetLife") .

The Company hereby represents and warrants to MetLife as follows and the undersigned hereby certifies that:

1.   Agreement.  The representations and warranties contained in (S)2.1 to
     ---------
     (S)2.19 inclusive of the Agreement are true on and as of the date hereof other than as they apply to the Company's instruments division which has been disposed of subsequent to November 11, 1993 and prior to the date of this certificate.

2.   Registration Statement and Prospectus.  The Company meets the requirements
     -------------------------------------
     for use of Form S-3 under the Securities Act of 1933, as amended (herein called the "Securities Act"), and has filed with the Securities and Exchange Commission (herein called the "Commission") a Registration Statement on Form S-3 ( )/1/ relating to $100,000,000 aggregate principal amount of the Public Notes, filed with the Commission on ______________, 199_ and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (herein called the "Trust Indenture Act"). No stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no amendment or supplement thereto or to any document Incorporated by reference therein has heretofore been filed with the Commission. Such Registration Statement is herein called the "Registration Statement". As used herein, the term "Registration Statement" means the Registration Statement, including all exhibits thereto (other than the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee), as of the date the Registration Statement became effective; the term "Prospectus" means the prospectus (setting forth, inter alia, the principal amount of the Public Notes, the terms
            ----------
     thereof as specified in the Public Notes Resolutions, the method of distribution of the Public Notes and the price at which the Public Notes are to be purchased by you) included in the Registration Statement in the form on file with the Commission on the date the Registration Statement became effective together with any prospectus supplement filed after such effective date pursuant to Rule 424 under the Securities Act and attached as Schedule I hereto, with only such changes as shall be approved by you, and the Company. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents or portions thereof incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), on or before the Exchange Date or the issue date of the Prospectus, as the case may be; and, any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date or issue date, as the case may be, under the Exchange Act which are incorporated or deemed to be incorporated by reference in such amendment or supplement. All documents so incorporated by reference or so deemed to be incorporated by reference in the Registration Statement or the Prospectus, including any document to be filed pursuant to the Exchange Act which will constitute an amendment or supplement to the Registration Statement, or the Prospectus, are herein called "Incorporated Documents".

     Conformity to Securities Act; No Misstatement or Omission.  As of the time
     ---------------------------------------------------------
     the Prospectus is led with the Commission, at any time prior to the Exchange Date that any subsequent amendment or supplement to the Registration Statement or the Prospectus is filed with the Commission and at the Exchange Date, (i) the Registration Statement, as amended as of any such time, the Prospectus, as amended or supplemented as of any such time, and the Indenture complies in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, and the respective rules and regulations of the Commission thereunder, (ii) the Registration Statement, as amended as of any such time, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus, as amended or supplemented as of any such time, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations
                                     --------  -------
     and warranties contained in this paragraph 3 shall not apply to (a) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the company in writing by you expressly for use. in the Registration Statement or the Prospectus or (b) the Statement of Eligibility and Qualification (Form T-1) of the Trustee.

4.   Independent Accountants of the Company.  Coopers & Lybrand are independent
     --------------------------------------
     public accountants with respect to the Company and its consolidated Subsidiaries as required by the Securities Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

5.   Financial  Statements.  The financial statements incorporated by reference
     ---------------------
     in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates specified and the consolidated results of their operations for the periods specified; such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

6.   No Material Changes.  Since the date as of which information is given in
     -------------------
     the Prospectus, except as otherwise stated therein or contemplated thereby:
     (i) there has been no material adverse change in the business, operations or condition, financial or otherwise, of the company and its Subsidiaries considered as one enterprise, or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has been no material transaction entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its Subsidiaries considered as one enterprise; and there have not been any changes in the capital stock (other than issuances of Common Stock upon exercises of options and stock appreciation rights and upon earn-outs of performance shares) or any material increases in the long term debt of the Company or any of its Subsidiaries.

7.   Governmental Consent.  Other than such as have already been obtained or
     --------------------
     made or which will be made at or prior to the Exchange Date in connection with the Registration Statement, the Prospectus and the Indenture, no consent, approval or authorization of, or declaration or filing with, any governmental authority on the part of the company is required for the valid execution and delivery of the Agreement or the Indenture or performance thereunder or the valid offer, issue, sale and delivery of the Notes pursuant to the Agreement and the Indenture, provided that the Company
                                                  --------
     makes no representation or warranty as to any consents, approvals, authorizations, declarations or filings required under laws regulating insurance companies as such.

8.   Capitalization. The Company has an authorized capitalization as set forth
     --------------
     in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     All capitalized terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Agreement.

IN WITNESS WHEREOF, the Company has caused this certificate to be executed by it duly authorized [title] this ____ day of______, 199.

                                    MILLIPORE CORPORATION


                                    By:
                                         [Title]

                                   EXHIBIT F
                   Opinion of General Counsel of the Company

To the effect that:

     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and with power and authority (corporate and other) to own properties and to carry on its business as described in the Prospectus;

     (ii) laws of, each jurisdiction in which the character of the property owned or leased by it or the nature of the business transacted by it makes such qualification necessary and, where failure so to qualify would materially adversely affect the business or assets of the Company;

     (iii) to the best of such counsels knowledge, there are no legal or government proceedings pending to which the company or of its Subsidiaries is a party or which any property of the any or any of its Subsidiaries is the subject, other than as forth in the Prospectus and other litigation or governmental proceedings incident to the kind of business conducted by the Company, and its Subsidiaries, which individually and in the aggregate are not material to the Company and its Subsidiaries; and to the best of such counsels knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

     (iv) neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any material obligation, agreement, or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, loan agreement or lease to which it or any of them is party or by which it or any of them or their properties is bound, which violation or default would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its Subsidiaries considered as one enterprise; and the execution and delivery of the Indenture and the Public Notes, the incurrence of the obligations set forth therein, the consummation of the transactions contemplated thereby and by (S)5 of the Agreement and the compliance by the Company and its Subsidiaries with the terms, conditions and provisions thereof will not conflict with, constitute a breach of or a default under, result in the creation or imposition of any lien pursuant to or result in any violation of the existing provisions of, the charter or by-laws of the Company or any of its Subsidiaries or any bond, debenture, note or other evidence or indebtedness known to such counsel or any contract, indenture, mortgage, loan agreement or lease known to such counsel to which the Company or any of its Subsidiaries is a party or by which it or any of them or their properties is bound or any law, rule, regulation, judgement, decree or award known to such counsel;

     (v) there is no action, suit or proceeding known to such counsel before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against or affecting the Company or any of its Subsidiaries which, either alone or in the aggregate, might reasonably be expected to materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its Subsidiaries considered as one enterprise, the consummation of the transactions contemplated by (S)5 of the Agreement or the compliance by the Company with the terms, conditions and provisions of the Public Notes and the Indenture.

     (vi) the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and used and are fully paid and nonassessable;

                                   EXHIBIT G

                            Opinion of Ropes & Gray

To the effect that:

     (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

     (ii) the Company has all corporate power and authority necessary to enter into and perform under the Indenture and to issue, sell and deliver the Public Notes and to carry out the terms of the Agreement, the Indenture and the Public Notes;

     (iii) the Public Notes delivered on the Exchange Date are in proper form under the Indenture; the issuance and sale of the Public Notes has been duly and validly authorized by all necessary corporate action on the part of the Company, the Public Notes delivered on the Exchange Date (assuming due authentication the Trustee) have been duly and validly executed, authenticated and delivered in accordance with the Agreement and the Indenture and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms and entitled to the benefits provided by the indenture, except (a) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally and (b) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to table defenses and to the discretion of the court before which any proceedings therefor may be brought; and the Public Notes and the Indenture conform to the descriptions thereof in the Prospectus;

     (iv) the Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization and a valid execution and delivery thereof by the Trustee) constitutes Valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except
(a) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or thereafter in effect relating to creditors' rights generally and (b) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought; the Public Note Resolutions have been duly adopted by the Board of Directors of the Company; and the Indenture complies with and has been qualified under the Trust Indenture Act;

     (v) no consent, approval, authorization, order, registration or qualification of or with any Massachusetts or federal court or any Massachusetts or federal regulatory authority or other Massachusetts or federal governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their properties is required for the issue and sale of the Public Notes or the consummation of the other transactions contemplated by the Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws of any state other than Massachusetts;

     (vi) the Registration Statement has become effective under the Securities Act, and based upon the procedures set forth in Rules (S)6(b) and 6(f) of the rules and regulations under the Securities Act, to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no Proceedings therefor have been instituted or threatened by the Commission;

     (vii) the Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company at or prior to the Exchange Date (other than the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee and the financial statements and data and related schedules and other financial or statistical data included or incorporated therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the published rules and regulations of the Commission thereunder; such counsel has no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Prospectus (other than the financial statements and data and related schedules and other financial or statistical data included or incorporated therein and other than the information furnished by you to the Company in writing expressly for use in the Registration Statement or the Prospectus as specified in (S)4.3 of the Agreement, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements there not misleading or that, as of the Exchange Date, either the Registration Statement or the Prospectus, in each case as supplemented by any supplement to the Prospectus (other than the Statement of Eligibility and Qualification under the Trust Indenture Act (Form T-1) of the Trustee and the financial statements and data and related schedules and other financial or statistical data include or incorporated therein and other than the information furnished by you to the Company in writing expressly for use in the Registration Statement or the Prospectus as specified in (S)4.3 of the Agreement, as to which such counsel need express no opinion) contains an untrue statement of a material factor omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                                   EXHIBIT H
                                   ---------

                         LETTER FROM COOPERS & LYBRAND


 To the effect that:

     (i) They are independent public accountants with respect to the Company and its Subsidiaries within the meaning of the securities Act and the applicable published rules and regulations thereunder;

     (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, to the extent that such procedures have been performed at such time, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the selected consolidated financial data of the Company for the periods specified in such letter, as indicated in their reports thereon;

     (iii) The unaudited selected consolidated financial data with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years incorporated by reference in the Prospectus and included or Incorporated by reference in Item 6 of the Company's annual report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in Company's annual reports on Form 10-K for such fiscal years;

     (iv) On the basis of limited procedures, not constituting examination in accordance with generally accepted auditing standards, consisting of a reading of the other information referred to below, inspection of the minute books of the Company and its Subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

            (A) as of a specified date not more than five days prior to the date of such letter, there have been any Changes in the consolidated capital stock (other than issuances of capital stock upon the exercise of options and stock appreciation rights, upon earn-outs of performance shares, upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus, or the issuance of shares of common stock under the Company's contingent compensation plan) or any increases in the consolidated long-term debt, long-term lease obligations and other contractual obligations (except for increases which in the aggregate are less than 5% of the assets of the Company and its Subsidiaries and any increases in the sum of notes payable), current installments of long-term debt and short-term debt of the company and its consolidated subsidiaries (except for increases which in the aggregate are lets than 5% of the assets of the Company and its Subsidiaries), or as of the end of the latest period for which financial statements are available, there have been any decreases in consolidated net current assets or shareholders' equity or any increases in total current liabilities, in each case-as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

    (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspections of minute books, Inquiries and other procedures referred to in paragraphs (ii), (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you, including without limitation, the ratio of earnings to fixed charges set forth in the Prospectus, which are derived from the general accounting records of the Company and its Subsidiaries, which appear in the Prospectus (excluding documents incorporated reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by you or in documents incorporated by reference in the Prospectus specified by you, are compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.